As filed with the Securities and Exchange Commission, June 27 , 2017

 Registration No.000-37807

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

HIP CUISINE, INC.
(Exact name of registrant as specified in its charter)

Florida	5812	47-3170676
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

2250 NW 114th Ave. Unit 1P, PTY 11020,

Miami, FL 33172-3652

011-507-6501-8105

(Address and telephone number of registrant’s principal offices)

Copies to:

William D. O’Neal, Esq.

8071 W. Georgetown Way

Florence, AZ 85234

(480) 409-1146

bdoneal59@gmail.com

Approximate date of commencement of proposed sale to the public: As soon as practical after the Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☒
			Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (1)	Amount of registration fee (3)

Common stock, $.001 par value per share	1,150,000	$1.50	$1,725,000	$199.93

___________________

(1)

In accordance with Rule 416(a), the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

(2)

Estimated in accordance with Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the closing market price of the Registrant’s common stock on June 26, 2017 on the OTC Bulletin Board .

(3)	Calculated under Section 6(b) of the Securities Act of 1933.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED ___________, 2017

PRELIMINARY PROSPECTUS

HIP CUISINE, INC.

1,150,000 SHARES OF COMMON STOCK

OFFERING PRICE $ 1.50 PER SHARE

This prospectus relates to the offering (the Offering”) of 1,150,000 shares of our common stock by our Selling Shareholders. The Selling Shareholders may sell any shares offered under this prospectus at prevailing market prices or privately negotiated prices. Our common stock became eligible for trading on the OTC Bulletin Board on February 2, 2017. Our common stock is currently quoted on the OTC Bulletin Board under the symbol “HIPC”. The closing price of our stock on June 26, 2017 , was $1. 50 . We will pay all expenses incurred in this Offering (other than transfer taxes), and the Selling Shareholders will receive all of the net proceeds from this Offering.

AN INVESTMENT IN OUR SECURITIES IS SPECULATIVE. INVESTORS SHOULD BE ABLE TO AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR COMMON STOCK.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this Prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

The Company is an emerging growth company under the Jumpstart Our Business Startups Act.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _______, 2017

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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PROSPECTUS SUMMARY

This Prospectus and any supplement to this Prospectus include “forward-looking statements”. To the extent that the information presented in this Prospectus discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section beginning on page 8 of this Prospectus and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section beginning on page 30 of this Prospectus.

This summary only highlights selected information contained in greater detail elsewhere in this Prospectus. This summary does not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire Prospectus, including “Risk Factors” beginning on page 8, and the consolidated financial statements, before making an investment decision.

 Implications of Being an Emerging Growth Company

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

•	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

•

The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

•	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

•

The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

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As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies. For so long as we remain an emerging growth company we will not be required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to stockholder non-binding advisory votes;

•	submit for stockholder approval golden parachute payments not previously approved;

•	disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

•

present more than two years of audited financial statements and two years of selected financial data in this registration statement and future filings, instead of the customary three years for audited financial statements and five years for selected financial data.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company we are not required to:

•	have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and

•

present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

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Summary of the Offering

Shares of common stock being offered by the Registrant:	1,150,000 shares of the Selling Shareholder’s common stock.

Offering price:	$ 1.50 per share of common stock based upon our closing price on the OTC Bulletin Board on June 26 , 2017.

Number of shares outstanding before the Offering:	As of April 30, 2017 we had 8,126,583 shares of our common stock issued and outstanding, and no issued and outstanding convertible securities.

Number of shares outstanding after the Offering	8,126,583

Market for the common stock:

Our common stock became eligible for trading on the OTC Bulletin Board on February 2, 2017. Our common stock is currently quoted on the OTC Bulletin Board under the symbol “HIPC”. The closing price of our stock on June 26 , 2017, was $ 1.50 .

Use of Proceeds:	No proceeds to the Company.

Risk Factors:	See the “Risk Factors” beginning on page 8 and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Dividend Policy:	We have not declared or paid any dividends on our common stock since our inception, and we do not anticipate paying any such dividends for the foreseeable future.

Summary Financial Data

 The summarized financial data presented below is derived from, and should be read in conjunction with, our unaudited financial statements and related notes for the three month period ending March 31, 2017 and 2016, and the audited financial statements for the year ended December 31, 2016 and 2015, included on Page F-1 in this prospectus.

Financial Summary	March 31, 2017	December 31, 2016	December 31, 2015

Cash and cash equivalents	$377,120	$191,660	$2,354
Fixed assets	$645,176	$408,616	$87,353
Total Assets	$1,147,412	$713,586	$104,253
Total Liabilities and stockholders’ equity	$1,147,412	$713,586	$104,253

Statement of Operations	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016	Year Ended December 31, 2016	Year Ended December 31, 2015

Revenues	$127,737	$35,208	$147,069	$53,461
Cost of Goods Sold	91,932	11,852	53,384	23,.222
Total Operating Expenses	$432,199	$61,578	$333,701	$131,233
Total Other Income (Expenses)	(265,121)	-	(40,786)	7,443
Net loss for the Period	$(661,515)	$(38,222)	$(280,802)	$(93,551)

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RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in our Company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of our common stock could decline and you could lose all or part of your investment.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs, on assumptions made by us, or upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words like: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 34 and the section entitled “Description of Our Business” beginning on page 15, and as well as those discussed elsewhere in this prospectus. Other factors include, among others: general economic and business conditions; industry capacity; industry trends; competition; changes in business strategy or development plans; project performance; availability, terms, and deployment of capital; and availability of qualified personnel.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

Risks Related to Our Business and Industry

We are in early stages of development and have small operational activities since inception.

We are in an early stage of development and have earned $328,267 in revenues since our inception through March 31, 2017. Our business prospects are difficult to predict because of our limited operating history, early stage of development, and unproven business strategy. For the three month period ending March 31, 2017, we have incurred an accumulated deficit of $1,082,037. We expect to continue to incur operating losses for the foreseeable future, and such losses may be substantial. Given our history of operating losses, we cannot assure you that we will be able to achieve or maintain operating profitability on an annual or quarterly basis or at all. If we are unable to execute our business plan as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

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Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

Our independent registered public accounting firm has issued its report, which includes an explanatory paragraph for going concern uncertainty on our consolidated financial statements as of and for the year ended December 31, 2016. Because we have generated only minimal revenues to date from our operations, our ability to continue as a going concern is currently heavily dependent upon our ability to obtain additional financing to sustain our operations. Such financing may take the form of the issuance of common or preferred stock or debt securities, or may involve bank financing. The fact that our auditors have issued a “going concern” opinion may hinder our ability to obtain additional financing in the future. Currently, we have no commitments to obtain any additional financing, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all.

If we encounter unforeseen difficulties with our business or operations in the future that require us to obtain additional working capital, and we cannot obtain additional working capital on favorable terms, or at all, our business may suffer.

To date, we raised $375,000 in our initial public offering and $750,000 from the sale of our common stock in a private placement exempt from registration. We have also relied upon cash in the form of loans from our Chief Executive Officer, President and Director, Natalia Lopera and from our operation activities.

We may encounter unforeseen difficulties with our business or operations in the future that may deplete our capital resources more rapidly than anticipated. As a result, we may be required to obtain additional working capital in the future through bank credit facilities, public or private debt or equity financings, or otherwise.

We have not identified other sources for additional funding and cannot be certain that additional funding will be available on acceptable terms, or at all. If we are required to raise additional working capital in the future, such financing may be unavailable to us on favorable terms, if at all, or may be dilutive to our existing stockholders. If we fail to obtain additional working capital as and when needed, such failure could have a material adverse impact on our business, results of operations and financial condition. Furthermore, such lack of funds may inhibit our ability to respond to competitive pressures or unanticipated capital needs, or may force us to reduce operating expenses, which could significantly harm the business and development of operations. Because our independent auditors have expressed doubt as to our ability to continue as a “going concern,” as reported in their report on our financial statements, our ability to raise capital may be severely hampered. Similarly, our ability to borrow any such capital may be more expensive and difficult to obtain until this “going concern” uncertainty is resolved.

We manage our business towards the achievement of long-term growth, which may not be consistent with the short-term expectations of some investors, and may cause significant fluctuations in our quarterly results.

As a company, we believe in the long term. As a public company, this will not change. If opportunities arise that might cause us to sacrifice our performance with respect to short-term financial or business metrics, but that we believe are in the best interests of our stockholders, we will take those opportunities. We plan to continue to manage our business towards the achievement of long-term growth that we believe will positively impact long-term stockholder value, and not towards the realization of short-term financial or business metrics, or short-term stockholder value.

We will make decisions that reduce our short-term operating results if we believe that these decisions are consistent with our strategic objective to achieve long-term growth. These decisions may not be consistent with the short-term expectations of some investors, and may cause significant fluctuations in our operating results from period to period. In addition, notwithstanding our intention to make strategic decisions that positively impact long-term stockholder value, the decisions we make may not produce the long-term benefits we expect.

Following this offering, our Chief Executive Officer, President, Director and principal stockholder, Natalia Lopera, will control a majority of the combined voting power of our outstanding capital stock. As a result, she will be able to continue to exercise significant influence and control over the establishment and implementation of our future business plans and strategic objectives, as well as control all matters submitted to our stockholders for approval. Ms. Lopera may manage our business in ways with which you disagree and which may be adverse to your interests.

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Our Chief Executive Officer and President resides outside the U.S. which may make bringing claims or actions against her difficult.

Our Chief Executive Officer, President and sole Director, Natalia Lopera, resides in the country of Panama. As a result, it may be difficult for shareholders to initiate actions or claims against her or enforce any judgments that may be obtained against her.

Our Chief Financial Officer has conflicts of interest in that he has other time commitments that will prevent him from devoting full-time to our operations, which may affect our operations.

Our Chief Executive Officer, President and sole Director, Natalia Lopera, devotes 100% of her working time to the business of our Company. However, our Chief Financial Officer, Douglas Samuelson, only devotes approximately twenty-five percent (25%) of his full working time to operations and management. As a result, the implementation of our business plans may be impeded. Mr. Samuelson also currently provides his services to other companies on a consulting basis, and devotes approximately seventy-five percent (75%) of his working time to that business. As a result of this additional obligation and time commitment, Mr. Samuelson may have actual or potential conflicts of interest, and has limited time in which to devote to our operations, which may slow our operations and may reduce our financial results and as a result, we may not be able to continue with our operations. Additionally, if Mr. Samuelson became unable to handle the daily duties of the Chief Financial Officer on his own, we may not be able to hire additional qualified personnel to replace him in a timely manner. If this event should occur, we may not be able to reach profitability, which might result in the loss of some or all of your investment in our common stock.

Because we only have minimal revenues, we expect to incur operating losses for the foreseeable future.

We have generated minimal revenues. We anticipate that we will incur increased operating expenses without realizing any significant increase in revenues. We therefore expect to incur significant losses into the foreseeable future. If we are unable to generate financing to continue the operation and expansion of our restaurant concept, we will fail and you will lose your entire investment.

Our future performance is dependent on our ability to retain key personnel, loss of which would adversely affect our success and growth.

Our performance is substantially dependent on the performance of our senior management. In particular, our success depends on the continued efforts of our Chief Executive Officer, President and Director, Natalia Lopera and our Chief Financial Officer, Douglas W, Samuelson. The loss of their services could have a material adverse effect on our business, results of operations and financial condition as our potential future revenues would most likely dramatically decline and our costs of operations would rise. We do not have employment agreements in place with our officer, nor do we have key person insurance covering his loss.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including Securities Exchange Commission (the “SEC”) regulations and NASDAQ Market rules, are creating uncertainty for companies. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

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If we are the subject of an intellectual property infringement claim, the cost of participating in any litigation could cause us to go out of business.

There has been, and we believe that there will continue to be, significant litigation in our industry regarding trademarks and other intellectual property rights. Although we anticipate having a valid defense to any allegation that our current products and other activities infringe the valid and enforceable intellectual property rights of any third parties, we cannot be certain that a third party will not challenge our position in the future. Other parties may own trademark rights that might infringe upon our products, trade dress or other activities, and our competitors or other trademark holders may assert that our products and trade dress are covered by their trademarks. These parties could bring claims against us that would cause us to incur substantial litigation expenses and, if successful, may require us to pay substantial damages. Some of our potential competitors may be better able to sustain the costs of complex patent litigation, and depending on the circumstances, we could be forced to stop or delay our research, development, manufacturing or sales activities. Any of these costs could cause us to go out of business.

Our products may not gain commercial or market acceptance, which would prevent us from achieving increased revenues and market share.

The development of a successful market for our products may be adversely affected by a number of factors, many of which are beyond our control, including:

•	our failure to produce products or services that compete favorably against other products or services on the basis of cost, quality, and performance;
•	any limitations or perceived inefficiencies;
•	the willingness of the target population to try our services or products and whether or not customers will accept our services or products; and
•	the strength of marketing, service and product support and timing of market introduction.

If our services or products fail to gain market acceptance, we would be unable to realize revenues, gain or increase market share and achieve and sustain profitability.

As our business grows, we will need to attract additional managerial employees which we might not be able to do.

Natalia Lopera, our Chief Executive Officer, President and Director, and Douglas W. Samuelson, our Chief Financial Officer, are our only officers and director. In order to grow and implement our business plan, we would need to add managerial talent in food preparation, sales, technical, and finance to support our business plan. There is no guarantee that we will be successful in adding such managerial talent.

Should we lose the services of Natalia Lopera or Douglas W. Samuelson, our financial condition and proposed expansion may be negatively impacted.

Our future depends on the continued contributions of Natalia Lopera, our founder, Chief Executive Officer, President, Secretary and Director, and Douglas W, Samuelson, our Chief Financial Officer, who would be difficult to replace. The services of Ms. Lopera and Mr. Samuelson are critical to the management of our business and operations. We do not maintain key man life insurance on Ms. Lopera nor Mr. Samuelson. Should we lose the services of Ms. Lopera and Mr. Samuelson and be unable to replace their services with equally competent and experienced personnel, our operational goals and strategies may be adversely affected, which will negatively affect our potential revenues.

Because we do not have an audit or compensation committee, shareholders will have to rely on the one member of our board of directors who is not independent to perform these functions.

We do not have an audit or compensation committee or board of directors as a whole that is composed of independent directors. These functions are performed by our sole director. Because our directors are not independent, there is a potential conflict between their or our interests and our shareholders’ interests since Natalia Lopera, our sole board member is also our Chief Executive Officer and President, who will participate in discussions concerning management compensation and audit issues that may affect management decisions. Until we have an audit committee or independent directors, there may be less oversight of management decisions and activities and little ability for minority shareholders to challenge or reverse those activities and decisions, even if they are not in the best interests of minority shareholders.

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We face intense competition in our industry. If we are unable to compete successfully, our business will be seriously harmed.

The market for health food restaurants is highly competitive. Our competitors vary in size and in the variety of products and services they offer. Many of our current and potential competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, and an established customer base.

These competitors may be able to adapt more quickly to our market and changes in customer tastes and requirements. They may also be able to devote greater resources to the promotion and sales of their products and services than we can, or may adopt more aggressive pricing policies. If we fail to compete successfully against our competitors, our revenue could decline and our business could be harmed.

Our services may become obsolete and unmarketable if we are unable to respond adequately to rapidly changing customer tastes demands.

Our industry is characterized by rapid changes in customer tastes and market demands. As a result, our products and services may quickly become obsolete and unmarketable. Our future success will depend on our ability to adapt to changing customer tastes and preferences, anticipate market demands, develop new products and services and enhance our current services on a timely and cost-effective basis. Further, our products and services must remain competitive with those of other companies with substantially greater resources. We may experience difficulties that could delay or prevent the development, introduction or marketing of new products and services to satisfy rapidly changing customer tastes and demands.

The lack of public company experience of our management team could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Ms. Lopera lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our CEO, Ms. Lopera, has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment in our company.

Risks Related to our Common Shares

We may issue additional common shares in the future, which would reduce our current investors’ percentage of ownership and which may dilute our share value.

Our Certificate of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 8,126,583 shares are issued and outstanding. The future issuance of additional shares of common stock which we are currently authorized to issue may result in substantial dilution in the percentage of our stock held by our then existing stockholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock. Additionally, the terms of any preferred stock that we might issue may substantially dilute the voting rights of our then-current stockholders, or may require us to pay significant dividends before any distributions may be made to our other stockholders.

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FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

Our common stock will be subject to the “Penny Stock” Rules of the SEC and the trading market in our securities will be limited, which will make transactions in our stock cumbersome, which may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and
•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and
•

make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight:

•	sets forth the basis on which the broker or dealer made the suitability determination; and
•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

The requirements of being a public company may strain our resources and distract our management.

As a public company, we will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act. These requirements may place a strain on our systems and resources. The Exchange Act requires that we file annual, quarterly and current reports with respect to our business and financial condition.

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The Sarbanes-Oxley Act requires that we maintain effective disclosure controls and procedures and internal controls for financial reporting. We will be required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act, which requires annual management assessments of the effectiveness of our internal controls over financial reporting and a report by our independent registered public accountants addressing these assessments. During the course of our testing, we may identify deficiencies which we may not be able to remediate in time to meet the deadline imposed by the Sarbanes-Oxley Act for compliance with the requirements of Section 404. In addition, if we fail to achieve and maintain the adequacy of our internal controls, as such standards are modified, supplemented or amended from time to time, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight will be required. This may divert management’s attention from other business concerns, which could have a material adverse effect on our business, financial condition, results of operations and cash flows. In addition, we may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge, and we cannot assure you that we will be able to do so in a timely fashion.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

We are required to remain current in our filings with the SEC and our securities will not be eligible for quotation if we are not current in our filings with the SEC.

Our common stock is quoted on the OTC Bulletin Board under the symbol “HIPC.” We are required to remain current in our filings with the SEC in order for shares of our Common stock to remain eligible for quotation on the over-the-counter bulletin board. In the event that we become delinquent in our required filings with the SEC, quotation of our Common stock will be terminated following a 30 day grace period if we do not make our required filing during that time. If our shares are not eligible for quotation on the over-the-counter bulletin board, investors in our Common stock may find it difficult to sell their shares.

The price of our common stock may be volatile, which may substantially increase the risk that you may not be able to sell your shares at or above the price that you may pay for the shares.

The market price of our common stock may be volatile. It may fluctuate significantly in response to the following factors:

•	variations in quarterly operating results;

•	our announcements of the acquisition of assets and achievement of milestones, or the inability to so acquire assets or achieve milestones;

•	our relationships with other companies or capital commitments;

•	additions or departures of key personnel;

•	sales of capital stock or termination of stock transfer restrictions;

•	changes in financial estimates by securities analysts, if any; and

•	fluctuations in stock market price and volume.

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Our trading market may be restricted by virtue of state securities “Blue Sky” laws to the extent they prohibit trading absent compliance with individual state laws.

Transfer of our common stock may also be restricted under the securities laws or securities regulations promulgated by various states and foreign jurisdictions, commonly referred to as “Blue Sky” laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions. Because the securities registered hereunder have not been registered for resale under the “Blue Sky” laws of any state, the holders of such shares and persons who desire to purchase them in any trading market that might develop in the future, should be aware that there may be significant state “Blue Sky” law restrictions upon the ability of investors to sell the securities and of purchasers to purchase the securities. These restrictions prohibit the secondary trading of our common stock.

We intend to apply for listing with Standard and Poor’s Corporate Manual, a leading provider of business and financial information on publicly listed and quoted companies, which, once published, will provide us with “manual” exemptions in approximately 39 states, the District of Columbia, Guam, Puerto Rico and U.S. Virgin Islands, as indicated in CCH Blue Sky Law Desk Reference at Section 6301 entitled “Standard Manuals Exemptions.”

Thirty-nine states, certain U.S. Territories (Guam, Puerto Rico and U.S. Virgin Islands) and the District of Columbia have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by persons who purchase shares under this prospectus. In these states, territories and district, so long as we obtain and maintain a listing with Standard and Poor’s Corporate Manual or in Mergent, Inc., secondary trading of our common stock can occur without filing, review or approval by state regulatory authorities in these states, territories and district. These 39 states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, Delaware, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Minnesota, Mississippi, Montana, Nebraska, Nevada, New Hampshire, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Texas, Utah, Vermont, Washington, West Virginia, Wisconsin and Wyoming. We cannot secure this listing, and thus this qualification, until after our registration statement is declared effective. Once we secure this listing, secondary trading can occur in these states without further action.

We currently do not intend to and may not be able to qualify securities for resale in other states which require shares to be qualified before they can be resold by our stockholders. Accordingly, investors should consider the secondary market for our securities to be a limited one.

Voting control of our common stock is possessed by Natalia Lopera. This concentration of ownership could discourage or prevent a potential takeover of Hip Cuisine, Inc. that might otherwise result in your receiving a premium over the market price for your common stock.

The voting control of our common stock is possessed by Natalia Lopera, our President, Chief Executive Officer, and Director, who was issued 5,500,000 shares, or 67.68%, of our common stock in the year 2014. Holders of our common stock are entitled to one non-cumulative vote on all matters submitted to our stockholders. The result of this concentration of ownership and voting control is that Natalia Lopera has the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including extraordinary transactions such as mergers and other changes of corporate control, and going private transactions. Additionally, this concentration of voting power could discourage or prevent a potential takeover of the Company that might otherwise result in your receiving a premium over the market price for your common stock. After this Offering, Ms. Lopera will still retain 67.68% ownership and control in the Company.

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Our articles of incorporation provide for indemnification of officers and directors at our expense and limit their liability, which may result in a major cost to us and hurt the interests of our stockholders because corporate resources may be expended for the benefit of officers and/or directors.

Our articles of incorporation and applicable Florida law provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf. We will also bear the expenses of such litigation for any of our directors, officers, employees, or agents, upon such person’s promise to repay us if it is ultimately determined that any such person shall not have been entitled to indemnification. This indemnification policy could result in substantial expenditures by us, which we will be unable to recoup.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against these types of liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter, if it were to occur, is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

If a market develops for our shares, sales of our shares relying upon Rule 144 may depress prices in that market by a material amount.

Currently 7,126,583 outstanding shares of our common stock are ‘‘restricted securities’’ within the meaning of Rule 144 under the Securities Act of 1933, as amended. As restricted securities, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who has held restricted securities for a prescribed period may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed 1.0% of a company’s outstanding Common stock. The alternative average weekly trading volume during the four calendar weeks prior to the sale is not available to our stockholders being that the OTC Bulletin Board is not an “automated quotation system” and, accordingly, market based volume limitations are not available for securities quoted only over the OTC Markets. As a result of revisions to Rule 144 which became effective on or about February 15, 2008, there is no limit on the amount of restricted securities that may be sold by a non-affiliate (i.e., a stockholder who has not been an officer, director or control person for at least 90 consecutive days) after the restricted securities have been held by the owner for a period of one year. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to registration of shares of common stock of present stockholders, may have a depressive effect upon the price of the common stock in any market that may develop.

USE OF PROCEEDS

The Company will receive no proceeds from this offering by the selling shareholders.

DILUTION

As this is a selling shareholders offering there is no dilution in the price of the stock as a result of this registration.

DIVIDEND POLICY

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain any earnings to develop and market our services. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

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MARKET FOR OUR COMMON STOCK

Market Information

Our common stock trades on the OTC Bulletin Board under the symbol "HIPC". The OTC Bulletin Board is a quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter ("OTC") equity securities. An OTC equity security generally is any equity that is not listed or traded on a national securities exchange.

Price Range of Common stock

The following table shows, for the periods indicated, the high and low bid prices per share of our common stock as reported by the OTC Bulletin Board quotation service. These bid prices represent prices quoted by broker-dealers on the OTC Bulletin Board quotation service. The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions, and may not represent actual transactions.

	High	Low
Fiscal Year 2017
First quarter ended March 31, 2017	$3.00	$.53

Approximate Number of Equity Security Holders

As of March 31, 2017, there were approximately 62 stockholders of record.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any compensation plan under which equity securities are authorized for issuance.

DESCRIPTION OF OUR BUSINESS

Our Business

Overview

Hip Cuisine, Inc. was incorporated in the state of Florida on March 24, 2014. Our offices are currently located at 2250 NW 114th Ave. Unit 1P, PTY 11020, Miami, FL 33172-3652. Our telephone number is 011-507-6501-8105.

On September 30, 2014, we entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Hip Cuisine, Inc., a Panamanian corporation incorporated on February 24, 2014 (“Hip Panama”), and its sole shareholder, and our Chief Executive Officer, President and Director, Natalia Lopera, whereby we acquired one hundred percent (100%) of the issued and outstanding common stock of Hip Panama in exchange for 5,000,000 shares of our Common stock. Upon the consummation of the Share Exchange Agreement, Hip Panama became a wholly-owned subsidiary of our Company.

We are a growing Latin American fusion restaurant concept that delivers fast nutritious healthy food combined with Cold Press juices and Smoothies. We entered into a 3 year lease agreement for our first location at Balboa Boutiques in Panama City, Panama in 2014 and after 1 year of construction we opened for business in July of 2015. We deliver a full service menu that is low in carbohydrates, sodium and with all natural super food ingredients for an affordable price tailored for the customer on the go, but looking for a nutritious meal. Inspired by Latin nutritionist and Best Selling author of the book “RETA TU VIDA” Jose Fernandez, the menu includes Vegan Friendly dishes, Vegetarian as well as fresh fish, chicken and steak to serve the average customer who is looking for a healthy alternative. We source foods from local organic growers and deliver healthy cuisine using only fresh products and deliver a never-frozen menu. We offer a contemporary and comfortable atmosphere with an open grill and salad bar so customers can watch as the food is prepared. We opened our first location in Panama City, and started construction of our 2nd location in Costa del Este Panama which is projected to be operating in May of 2017. We project to have at least fifteen (15) company-owned locations open and operating within the next three (3) years. We are targeting Panama, Southern California, Texas and Miami Florida. The fitness market is exploding in Latin America and we will open the first two (2) company-owned locations in Panama to take advantage of areas that has less competition and lower cost to open than the United States market, but still has a high demand for a nutritious, healthy, low sodium and carbohydrate, super food menu delivered at an affordable price.

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On October 24, 2016, we entered into an Asset Purchase Agreement (the “Agreement”) with Rawkin Bliss, LLC, a California limited liability company (“RB”), whereby we agreed to acquire the assets of RB more particularly described in the Agreement (the “Assets”) in exchange for the our assuming liabilities of RB in the amount of $300,000 described in Section 1.4 of the Disclosure Schedule of the Agreement (“Assumed Liabilities”). Pursuant to the Agreement, we will advance the payment for the Assumed Liabilities as they become due. Payments may be made in cash or restricted shares of our common stock, at our option. The assets were acquired and the lia bilites were assumed on December 14, 2016. The final contingency related to the delivery of acceptable financial statements was removed on April 14, 2017. .

Activities to date

We have accomplished the following:

1.) We entered into a three (3) year lease agreement with Centro Comercial Soho Balboa, S.A at the Balboa Boutiques www.balboaboutiques.com located in Panama City, Panama.

2.) We completed construction of our flagship restaurant located in Panama City, Panama, and opened for business in July of 2015.

3.) We entered into an agreement with Pineapple Technologies in Panama City to offer a state of the art Apple based, cloud technology, POS system. This system offers a low cost yet high end technology that is scalable and has many other features beside the POS system like inventory control which is a high priority since we do not freeze any of the items offered daily on our menu.

4.) We entered into a five (5) year lease agreement with Plaza 770 in Costa del Este Panama and started construction of a 288 sq meter location with production kitchen scheduled to be operating by May of 2017.

5.) We successfully closed our initial public offering on Form S-1 of 1,000,000 shares on October 12, 2016.

6.) We entered into an Asset Purchase Agreement with Rawkin Bliss, LLC dba Rawkin Juice of Burbank California www.rawkinjuice.com. The assets were acquired and the liabilites were assumed on December 14, 2016 . The final contingency related to the delivery of acceptable financial statements was removed on April 14, 2017.

7.) We entered into a three (3) year lease with Duesenberg Investment Company LLC of Los Angeles CA for the 2nd location of Rawkin Juice located at 705 Montana Ave. Santa Monica CA and have scheduled the opening in May of 2017.

8.) On February 14, 2017 we purchased the trademark “Living Gourmet” to offer a complete line of Raw Vegan foods produced in our production kitchens. This line of Raw Vegan foods will be sold in all locations of Hip Cuisine and Rawkin Juice as well as other vendors on a wholesale basis.

9.) On March 30, 2017 we closed our 2nd round of financing of $750,000. This offering was exempt from registration pursuant to Rule 506(b) of Regulation D and was priced at $0.75 cents per share for 1,000,000 shares.

10.) We plan to launch the Company’s own delivery application through our website, www.rawkintogo.com. Deliveries can be scheduled through a desk top computer or any mobile device. The launch is scheduled for May 2017.

Products and Services

Hip is a growing Latin American fusion restaurant concept that delivers fast nutritious healthy food by offering a menu that is low in carbohydrates, sodium and with all natural super food ingredients for an affordable price along with a large variety of “Cold Pressed” juices and Smoothies tailored for the customer on the go, but looking for a nutritious meal. Inspired by Latin nutritionist Jose Fernandez the menu includes Vegan Friendly dishes, Vegetarian as well as fresh fish, chicken and steak to serve the average customer who is looking for a healthy alternative.

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Strategy and Marketing Plan

We opened our flagship restaurant in Panama City, Panama in July of 2015, and we project to have at least fifteen (15) company owned locations open and operating within the next three (3) years. We are targeting Panama, Southern California, Texas and Miami, Florida. The fitness market is exploding in Latin America and Hip will open the first two (2) company owned locations in Panama to take advantage of areas that have less competition and lower costs to open than the United States market but still have a high demand for a nutritious, healthy, low sodium and carbohydrate, super food menu delivered as a fast food at an affordable price.

We have entered into a lease for the second location in Panama, and currently we are under construction of a 288 sq. meter restaurant with a production kitchen. The new location is projected to be operating by May of 2017. Using the “Hub & Spoke” model we will identify the next three additional three (3) spoke locations that will be within distance of the new production kitchen. These locations will be smaller in sq. footage and will only offer items that are ready made or “Grab & Go”. This requires fewer employees and only refrigerators to store the products, Therefore the cost to open is substantially less than a full service restaurant. We may also have the ability to fund the equipment through a local bank in Panama, but there is no assurance that we will be successful in equipment financing. We have also entered into an asset purchase agreement with Rawkin Bliss LLC dba Rawkin Juice of Burbank California and the assets were acquired and the liabilites were assumed on December 14, 2016 . The final contingency related to the delivery of acceptable financial statements was removed on April 14, 2017.

With the completion of the asset purchase of Rawkin Bliss LLC dba Rawkin Juice of Burbank California, we will open an additional four (4) spoke locations within distance of the production kitchens in Burbank California and Costa del Este Panama. On March 1, 2017, we entered into a three (3) year lease on the 2nd spoke location of Rawkin Juice located in Santa Monica CA. The combined business models of Rawkin Juice and Hip Cuisine gives us options on where to open a new location, and whether it will be a Rawkin Juice or Hip Cuisine location. Although very similar to the Hip Cuisine model, the Rawkin Juice model is 100% Vegan and would be more successful in areas of Southern California. Hip Cuisine offers a complete menu with Cold Pressed juices and smoothies, but tailored to all. The Hip Cuisine menu is Vegan Friendly, but will have animal dishes for those who want this added to their dish.

Competition

Currently throughout Latin America the fitness market is exploding and companies that offer a healthy alternative are growing, but they have not penetrated the market like that in the United States. The demand for a healthy, low cost, full menu offering is extremely high and the low labor costs make this a very attractive sector to enter into and grow very rapidly. With the successful completion of the asset purchase of Rawkin Juice we will have an established 100% Organic Vegan brand in Southern California, and this will give us the ability to expand into the US market with the existing brand of Rawkin Juice and Hip Cuisine restaurants where we feel the Hip Cuisine model will serve better in that area.

Sources and Availability of Suppliers and Supplies

We have access to an adequate supply of products and food service from local markets that all deliver fresh, organic and raw ingredients.

Dependence on One or a few Major Customers

We are not dependent on one or a few major customers into the foreseeable future.

Bankruptcy or Similar Proceedings

There has been no bankruptcy, receivership or similar proceedings.

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Compliance with Government Regulation

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies applicable to the operation of any facility in any jurisdiction in which we would conduct activities.

Need for Government Approval for its Product or Services

We are not required to apply for or have any government approval for our products or services.

Employees

In addition to our officers and sole director, we currently have six (16) employees working at our flagship restaurant in Panama City, Panama and Rawkin Juice in Burbank California.

Patents, Trademarks and Licenses

We applied for and received our trademarks in Panama for “Hip Cuisine” along with the Heart design, as well as for our slogans “PUMP YOUR LIFE”, “HEALTHY VEGAN & RAW”. We are not party to any license, franchise, concession, or royalty agreements or any labor contracts

Research and Development Activities and Costs

We have not incurred any expenses and have spent no time on specialized research and development activities, and have no plans to undertake any research or development in the future.

MANAGEMENT

Directors of the Company are elected by the shareholders to a term of one year and serve until their successors are elected and qualified. Officers of the Company are appointed by the Board of Directors to a term of one year and serve until their successors are duly appointed and qualified, or until the officer is removed from office. The Board of Directors has no nominating, auditing or compensation committees.

The name, address, age and position of the company officer and director is set forth below:

Name	Age	Position	Director Since

Natalia Lopera	30	President, CEO and Director	March 24, 2014

Douglas W. Samuelson	56	Chief Financial Officer	September 1, 2015

Natalia Lopera has held the offices/positions since the inception of the Company, and she is expected to hold said offices/positions until the next annual meeting of the shareholders.

Douglas W. Samuelson has held the offices/positions since September 1, 2015, and he is expected to hold said offices/positions until the next annual meeting of the shareholders.

The persons named above are the Company’s only officers, directors, promoters and control persons.

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Background Information about The Company’s Officer and Director

Natalia A. Lopera, Age 30, Chief Executive Officer/President/Director

Ms. Lopera is our Founder and has served as our Chief Executive Officer, President and Director since our inception. She has over six (6) years of experience in management, sales and marketing, and product development. While working on her degree in communications in Medellin Colombia, Ms. Lopera started a retail apparel store in Medellin, Colombia and sold products wholesale to other apparel stores both locally and internationally from 2008 to 2011. In 2012, Ms. Lopera transferred to U.S.M.A. University in Panama City Panama to finish her degree in communications. In 2013, Ms. Lopera developed the concept of Hip Cuisine and opened the first location in Panama City Panama. Ms. Lopera currently devotes over 40 hours per week at the location and manages and operates the restaurant which also includes the marketing and social media. Ms. Lopera is not currently, nor has she previously served as an officer or director of any public company.

Douglas W. Samuelson, Age 56, Chief Financial Officer

Mr. Samuelson has served as our Chief Financial Officer since September 1, 2015. He is a finance professional with progressive experience within public and private sectors with significant experience in Securities and Exchange Commission reporting and regulations, internal audit and Sarbanes-Oxley compliance, and business operations, systems, controls and processes for a wide variety of industries. From 2014 until 2015, Mr. Samuelson performed CFO contract services for a small public company, handling all SEC reporting and financial reporting responsibilities, performing consulting services to several public companies, primarily relating to Sarbanes-Oxley compliance, and assisting them with SEC financial reporting and GAAP technical consulting. From 2012 to 2014, Mr. Samuelson served as Chief Financial Officer to Medacata USA, Inc., An orthopedic distributor of hip, knee and spine implants and surgical instruments with $50 million in revenues. From 2011 to 2012, Mr. Samuelson performed consulting services to several public companies, primarily relating to Sarbanes-Oxley compliance. Also assist them with SEC financial reporting and GAAP technical consulting. From 2010-2011, Mr. Samuelson served as Director of Accounting and Financial Reporting for Response Genetics, Inc., a publicly traded company located in Loa Angeles, California . From 2005 to 2010, Mr. Samuelson was Director of Auditing Services for the CPA firm of J.H. Cohn, LLP located in Woodland Hills, California.

From 2002 to 2005, he served as Director of Accounting for The RAND Corporation in Santa Monica, California. From 1998 to 2002, Mr. Samuelson served as Senior Director of Finance and Accounting for Spirent Communications, Inc., a $500 million publicly traded network test and Measurement Company, located in Calabasas, California. From 1992 until 1998, Mr. Samuelson was Manager of Audit and Business Advisory Services for the accounting firm of Arthur Anderson, LLP located in Woodland Hills, California. Mr. Samuelson holds a Bachelor of Science degree in Accounting from the University of Utah, and a Master of Science degree in Computer Science from California State University, Northridge, College of Engineering. Mr. Samuelson devotes approximately ten (10) hour per week to our Company. Mr. Samuelson currently serves as the sole officer and director for Smack Sportswear, Inc. (OTCBB: SMAK). Except as described herein, Mr. Samuelson is not currently, nor has he previously served as an officer or director of any other public company.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no less than 1, but not more than 9 directors. Each director serves until his or her successor is elected and qualified. Currently Natalia Lopera is our sole director.

Committees of the Board of Directors

We do not presently have a separately constituted audit committee, compensation committee, nominating committee, executive committee or any other committees of our Board of Directors. Nor do we have an audit committee “financial expert.” As such, our entire Board of Directors acts as our audit committee and handles matters related to compensation and nominations of directors.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

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Director Independence

We are not subject to listing requirements of any national securities exchange or national securities association and, as a result, we are not at this time required to have our board comprised of a majority of “independent directors.” Our determination of independence of directors is made using the definition of “independent director” contained in Rule 4200(a) (15) of the Marketplace Rules of the NASDAQ Stock Market (“NASDAQ”), even though such definitions do not currently apply to us because we are not listed on NASDAQ. We have determined that none of our directors currently meet the definition of “independent” as within the meaning of such rules as a result of their current positions as our executive officers.

Significant Employees

 In addition to our officers and sole director, we currently have six (16) employees working at our flagship restaurant in Panama City, Panama and Rawkin Juice in Burbank, California.

Family Relationships

There are no familial relationships between our officers and directors.

Involvement in Certain Legal Proceedings

No director, person nominated to become a director, executive officer, promoter or control person of our Company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

Stockholder Communications with the Board

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Section 16(a) Beneficial Ownership Reporting Compliance

16(a) of the Securities Exchange Act of 1934 requires the company directors and executive officers, and persons who own more than ten percent of the Company’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes of ownership of its common stock. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the company with copies of all Section 16(a) forms they file. The Company intends to ensure to the best of its ability that all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners are complied with in a timely fashion.

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EXECUTIVE COMPENSATION

The following table sets forth certain compensation information for: (i) each person who served as the chief executive officer of our Company at any time during the year ended December 31, 2016 and for the year ended December 31, 2015, regardless of compensation level, and (ii) each of our other executive officers, other than the chief executive officer, serving as an executive officer at any time during 2016 and 2015. The foregoing persons are collectively referred to herein as the “Named Executive Officers.” Compensation information is shown for fiscal year ended December 31, 2016 and for the year ended December 31, 2015.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Totals ($)

Natalia Lopera, President, Chief Executive Officer,	2016	0	0	0	0	0	0	0	0
Treasurer, and Director	2015	0	0	0	0	0	0	0	0

Douglas W. Samuelson,	2016	0	0	0	0	0	0	0	0
Chief Financial Officer	2015	0	0	0	0	0	0	0	0

Narrative Disclosure to Summary Compensation Table

There are no compensatory plans or arrangements, including payments to be received from the Company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with the Company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of the Company.

Outstanding Equity Awards at Fiscal Year-End

No executive officer received any equity awards, or holds exercisable or un-exercisable options, as of the year ended December 31, 2016.

OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

None	0	0	0	0	0	0	0	0	0

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Long-Term Incentive Plans

There are no arrangements or plans in which the Company would provide pension, retirement or similar benefits for our director or executive officer.

Compensation Committee

The Company currently does not have a compensation committee of the Board of Directors. The Board of Directors as a whole determines executive compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

Director Independence

The Board of Directors is currently composed of a single member. Natalia Lopera does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of the Company’s employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, the board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had the board of directors made these determinations, the board of directors would have reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities and relationships as they may relate to the Company and its management.

Security Holders Recommendations to Board of Directors

The Company welcomes comments and questions from the shareholders. Shareholders can direct communications to the Chief Executive Officer, Natalia Lopera, at our executive offices. However, while the Company appreciates all comments from shareholders, it may not be able to individually respond to all communications. Management attempts to address shareholder questions and concerns in press releases and documents filed with the SEC so that all shareholders have access to information about the Company at the same time. Natalia Lopera collects and evaluates all shareholder communications. All communications addressed to the director and executive officer will be reviewed by Natalia Lopera, unless the communication is clearly frivolous.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at December 31, 2016, with respect to the beneficial ownership of shares of common stock by (i) each person known to the Company who owns beneficially more than 5% of the outstanding shares of common stock (based upon reports which have been filed and other information known to the Company), (ii) the Director, (iii) the Executive Officer and (iv) our Executive Officer and Director as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of December 31, 2016, the Company had 6,585,333 shares of common stock issued and outstanding.

Beneficial Name of Owner	No. of Shares Before Offering	No. of Shares After Offering	Percentage of Ownership Before Offering (1)	Percentage of Ownership After Offering
Natalia Lopera	5,500,000	5,500,000	67.68%	67.68%
Our Officer and Director as a Group	5,500,000	5,500,000	67.68%	67.68%

_________________

(1)	Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

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Changes in Control

There are no present arrangements or pledges of the Company’s securities which may result in a change in control of the Company.

Future Sales by Principal Shareholders

A total of 5,500,000 shares have been issued to the Company’s officer, director and affiliates and are restricted securities, as that term is defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Act. Under Rule 144, such shares can be publicly sold, subject to volume restrictions and certain restrictions on the manner of sale, commencing one year after their acquisition. Any sale of these shares (after applicable restrictions expire) may have a depressive effect on the price of the Company’s common stock in any market that may develop, of which there can be no assurance. The principal shareholders do not have any plans to sell their shares at any time after this offering is complete.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

 On March 19, 2014, the Company issued 500,000 shares of its common stock to Natalia Lopera, our Chief Executive Officer, President and Director in consideration for services rendered in the formation and organization of the Company at a value of $500.

On September 30, 2014, the Company issued 5,000,000 shares of its common stock to Natalia Lopera, our Chief Executive Officer, President and Director, upon execution of the Share Exchange Agreement.

During the period ended December 31, 2014, Natalia Lopera, our Chief Executive Officer, President and Director, advanced $69,822 to the Company to finance the startup and general operation of the Company. At December 31, 2014, the full amount of the $69,822 advance was forgiven by Ms. Lopera.

During the year ended December 31, 2015, Natalia Lopera, our Chief Executive Officer, President and Director, advanced $143,284 to the Company to finance the startup and general operation of the Company and were included as due to shareholder as at December 31, 2015.

During the year ended December 31, 2016, Natalia Lopera, our Chief Executive Officer, President and Director, advanced $48,969 to the Company to finance the startup and general operation of the Company and were included as due to shareholder as at December 31, 2016.

On November 6, 2015, the Company issued 20,000 shares of our common stock to Frank Gillen, the spouse of our Chief Executive Officer, President and Director, for an aggregate value of $7,500, or $0.375 per share.

On September 1, 2016 and October 12, 2016, respectively, Frank Gillen, the husband of our Chief Executive Officer and Sole Director, Natalia Lopera, purchased 25,000 and 150,600 shares, respectively, in our prior S-1 offering at a purchase price of $0.375 per share, for an aggregate value to the Company of $65,850. With these purchases, Mr. Gillen owns a total of 195,600 shares of the Company’s common stock, or approximately 2.4% of the total shares of our common stock outstanding.

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Except for the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which the Company was or is a party since the beginning of the last fiscal year, or in any proposed transaction to which the Company proposes to be a party:

(A) any of the director(s) or executive officer(s);

(B) any nominee for election as one of the Company’s directors;

(C) any person who is known by the Company to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to the Company’s Common stock; or

(D) any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

There are not currently any conflicts of interest by or among the Company’s current officer, director, key employee or advisors. The Company has not yet formulated a policy for handling conflicts of interest, if any arise; however, it intends to do so upon completion of this offering and, in any event, prior to hiring any additional employees.

PLAN OF DISTRIBUTION

The selling security holders of our common stock may, from time to time, sell any or all of their shares of common stock on the stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	privately negotiated transactions

•	a combination of such methods of sale; or

•	any other method permitted by applicable law.

The selling security holder s may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling security holder s do not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved. The selling security holder s and any broker-dealers or agents that are involved in selling the shares of common stock are deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them is deemed to be underwriting commissions or discounts under the Securities Act. Because selling security holder s a re deemed to be underwriters within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of common stock will be paid by the selling security holders and/or the purchasers. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holder s . We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

SELLING STOCKHOLDERS

The shares to be offered by the selling security holders are currently outstanding and were issued in private placement transactions by us, each of which was exempt from the registration requirements of the Securities Act. The shares offered hereby are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act, to give the selling security holder the opportunity to publicly sell these shares. This prospectus is part of a registration statement on Form S-1 filed by us with the Securities and Exchange Commission under the Securities Act covering the resale of such shares of our common stock from time to time by the selling security holder. No estimate can be given as to the amount or percentage of our common stock that will be held by the selling security holder after any sales made pursuant to this prospectus because the selling security holder is not required to sell any of the shares being registered under this prospectus. The following table assumes that the selling security holder will sell all of the shares listed in this prospectus.

The following table sets forth the name of each person who is offering for resale shares of common stock covered by this prospectus, the beneficial ownership of each selling security holder, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each will own after the offering, assuming they sell all of the shares offered. The term “selling security holder” includes the stockholder listed below. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. There are no shares of common stock subject to options, warrants and convertible securities.

Selling Shareholders	Shares of Common stock Owned Prior to Offering	Shares of Common stock to be Offered for Sale	Shares of Common stock Owned After the Offering	Percentage of Common stock Owned Before the Offering	Percentage of Common stock Owned After the Offering
Lawrence Biggs	229,000	100,000	129,000	2.81%	1.58%
Cardio Supplies, LLC(1)	266,667	266,667	0	3.28%	0.00%
Bill Kotlar	100,000	100,000	0	1.23%	0.00%
Carmen Villopoto	100,000	100,000	0	1.23%	0.00%
William R. Kruse	233,333	233,333	0	2.87%	0.00%
Zima World Holding Corp (2)	200,000	200,000	0	2.46%	0.00%
Lucid Marketing, Inc. (3)	175,000	50,000	125,000	2.153%	1.53%
3216 Enterprises, Inc. (4)	100,000	50,000	50,000	1.23%	0.62%
Roberto Betata	50,000	50,000	0	0.62%	0.00%
Total	1,454,000	1,150,000	304,000	17.88%	3.73%

_______________

(1)	The controlling member of Cardio Supplies, LLC is Lawrence Biggs
(2)	The controlling shareholder of Zima World Holding Corp. is Jorge Gonzales, Sr.
(3)	The controlling shareholder of Lucid Marketing, Inc. is Argo Keshishyan
(4)	The controlling shareholder of 3216 Enterprises, Inc. is Larry Fienberg

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DESCRIPTION OF SECURITIES

Trading History

Our common stock became eligible for trading on the OTC Bulletin Board on February 2, 2017. Our common stock is currently quoted on the OTC Bulletin Board under the symbol “HIPC”. The closing price of our stock on June 26 , 2017, was $ 1.50 .

Common stock

Our authorized capital stock consists of 100,000,000 shares of Common stock, with a par value of $0.001 per share. As of April 30, 2017, there were 8,126,583 shares of our Common stock issued and outstanding. Our shares are held by 62 stockholders of record. The holders of Company Common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by its Board of Directors; (ii) are entitled to share in all of its assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of its affairs; (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

Preferred Stock

The authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, par value $0.001. We have not issued and do not have outstanding any shares of preferred stock.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock. We do not have any stock option plans.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Voting Rights

Directors of the Company are elected at the annual meeting of stockholders by a plurality of the votes cast at the election. Holders of shares of the Company’s common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of its directors. After this offering is complete and presuming all the 1,150,000 shares are sold, Natalia Lopera, our Chief Executive Officer and Sole Director, will own 67.68% of our outstanding shares. Stockholders have no pre-emptive rights.

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Cash Dividends

As of the date of this prospectus, the Company has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of the Board of Directors and will depend upon the earnings of the Company, if any, its capital requirements and financial position, the general economic conditions, and other pertinent conditions. It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Transfer Agent

The transfer agent and registrar for our common stock is West Coast Stock Transfer, Inc., 721 N. Vulcan Ave. Ste. 205, Encinitas CA 92024. Its phone number is (619) 664-4780.The transfer agent is responsible for all record-keeping and administrative functions in connection with our issued and outstanding common stock.

SHARES ELIGIBLE FOR FUTURE SALE

Upon completion of this offering, based on our outstanding shares as of  June 1 , 2017, we will have outstanding an aggregate of 8,126,583 shares of common stock outstanding. Of these shares, upon effectiveness of the registration statement of which this prospectus forms a part, all shares covered hereby and sold under the offering will be freely transferable without restriction or further registration under the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the common stock held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned shares of our common stock that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of shares of our common stock then outstanding immediately after this offering (or, if our common stock is listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the sale), subject to the continued availability of current public information about us and compliance with certain manner of sale provisions.

Rule 144 is not available for resale of restricted securities of shell companies or former shell companies until one year elapses from the time that such company is no longer considered a shell company.

LEGAL MATTERS

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

EXPERTS

None of the below described experts or counsel have been hired on a contingent basis and none of them will receive a direct or indirect interest in the Company.

Legal Counsel

William D. O’Neal, Esq. will pass upon the validity of the common stock offered hereby.

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Independent Auditor

The audited financial statements for the years ending December 31, 2016 and 2015 that have been included in this prospectus have been audited by Pritchett, Siler & Hardy PC.

Included are the financial statements in reliance on their report, given upon their authority as experts in accounting and auditing.

Change in Independent Reporting Accountant

Previous Independent Auditors:

On January 4, 2016, Cutler & Co., LLC (“Cutler”) resigned as the Company’s registered independent public accountant. On January 4, 2016, the Company engaged Pritchett, Siler & Hardy PC (“Pritchett”) as its new registered independent public accountant.

The decision to engage Pritchett was approved by the Company’s board of directors.

Through the period covered by the financial audit from February 24, 2014 (“Inception”) to the period ended December 31, 2014 there have been no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cutler would have caused them to make reference thereto in their report on the financial statements. For the interim period through January 6, 2016 (the date of notification of resignation), there have been no disagreements with Cutler on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Cutler would have caused them to make reference thereto in their report on the financial statements.

We have authorized Cutler to respond fully to any inquiries of Pritchett.

During the period from February 24, 2014 (“Inception”) to December 31, 2014 and the interim period through January 6, 2016, there have been no reportable events between the Company and Cutler as set forth in Item 304(a)(1)(v) of Regulation S-K.

The Company provided a copy of the foregoing disclosures to Cutler prior to the date of the filing of this report and requested that Cutler furnish it with a letter addressed to the Securities & Exchange Commission stating whether or not it agrees with the statements in this report. A copy of this letter is filed as Exhibit 16.1 to this Form S1.

New Independent Accountants

On January 6, 2016, the Company engaged Pritchett, Siler & Hardy PC, as its new registered independent public accountant. During the period from February 24, 2014 (“Inception”) to December 31, 2014 and prior to January 6, 2016 (the date of the new engagement), we did not consult with Pritchett regarding (i) the application of accounting principles to a specified transaction, (ii) the type of audit opinion that might be rendered on the Company’s financial statements by Pritchett, in either case where written or oral advice provided by Pritchett would be an important factor considered by us in reaching a decision as to any accounting, auditing or financial reporting issues or (iii) any other matter that was the subject of a disagreement between us and our former auditor or was a reportable event (as described in Items 304(a)(1)(iv) or Item 304(a)(1)(v) of Regulation S-K, respectively).

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES LIABILITIES

Our Bylaws, subject to the provisions of Florida law, contain provisions which allow us to indemnify any person against liabilities and other expenses incurred as the result of defending or administering any pending or anticipated legal issue in connection with service to us if it is determined that person acted in good faith and in a manner which he reasonably believed was in the best interest of the corporation. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING ANDFINANCIAL DISCLOSURE

There have not been any changes in or disagreements with accountants on accounting, financial disclosure or any other matter.

WHERE YOU CAN GET MORE INFORMATION

In accordance with the Securities Act of 1933, we are filing with the SEC a registration statement on Form S-1, of which this prospectus is a part, covering the securities being offered by the Registrant. As permitted by rules and regulations of the SEC, this prospectus does not contain all of the information set forth in the registration statement. For further information regarding both our Company and our common stock, we refer you to the registration statement, including all exhibits and schedules, which you may inspect without charge at the public reference facilities of the SEC’s Washington, D.C. office, 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10am and 3pm, and on the SEC Internet site at http:\\www.sec.gov. Information regarding the operation of the public reference rooms may be obtained by calling the SEC at 1-800-SEC-0330.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

The following discussion of our financial condition and results of operation should be read in conjunction with the financial statements and related notes that appear elsewhere in this prospectus. This discussion contains forward-looking statements and information relating to our business that reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties, including the risks in the section entitled Risk Factors beginning on page 9, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

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Plan of Operation

Our Business

Hip Cuisine, Inc. was incorporated in the state of Florida on March 24, 2014. Our United States offices are currently located at 2250 NW 114th Ave. Unit 1P, PTY 11020, Miami, FL 33172-3652. Our Panama offices are located at Balboa Boutiques, Ave. Balboa, Local B104, Panama City, Panama. Our telephone number is 011-507-6501-8105.

On September 30, 2014, we entered into a Share Exchange Agreement (the "Share Exchange Agreement") with Hip Cuisine, Inc., a Panamanian corporation incorporated pursuant to the laws of the Republic of Panama on February 24, 2014 ("Hip Panama"), and its sole shareholder, and our Chief Executive Officer, President and Director, Natalia Lopera, whereby we acquired one hundred percent (100%) of the issued and outstanding common stock of Hip Panama in exchange for 5,000,000 shares of our common stock. Upon the consummation of the Share Exchange Agreement, Hip Panama became a wholly-owned subsidiary of our Company.

Hip Cuisine, Inc. has created a restaurant concept that combines the Health Food restaurant which uses the brand Healthy, Vegan & Raw to identify to the public what it has to offer which is low sodium, low calorie, high in protein dishes and the ingredients are Vegan Friendly, Vegetarian and a full menu with fresh fish, chicken and steak. The vegetables are purchased fresh daily from the local farmers market. We also added, with the restaurant, a full array of "Cold Press Juices & Smoothies". The United States is exploding with Cold Press juice stores to meet the demand of the general public who has moved to a Healthier Diet and who is becoming more conscience of what foods it is consuming.

We made the decision to open the first location in Panama City Panama for several reasons. The main reason was the fact that the Health & Fitness market in Central and South America was growing at a very rapid pace and compared to the United States the Cold Press and Healthy Food restaurants were virtually nonexistent. In fact we know of only four Vegan restaurants in all of Panama City. In addition, Panama City is one of the fastest growing cities in Latin America and with the expansion of the Panama Canal there is a very large international population and they are looking for Healthy alternative than what is currently being offered in Panama. The labor is substantially less yet the prices of the dishes are equal to that of the United States.

We opened for business in July of 2015 after 15 months of construction at the Balboa Boutiques shopping mall located on Ave. Balboa, which is a prime location in Panama City near the financial district and on the water. A major renovation to the "Cinta Costera" along Balboa now offers a biking and jogging trail along with exercise equipment, basketball and tennis courts and this extends for 5 kilometers along Balboa Ave. and continues over the water all the way to the Amador which is Panama City's main marina. Every Sunday they close Ave. Balboa and set up biking events and other events like Yoga classes and more.

In March 2017, we completed the construction and design project of our 2nd restaurant in Costa del Este Panama. We expect to open this location in May 2017. This location is 288 square meters, which is much larger than our first location in the Balboa Boutiques shopping center in Panama City. The Costa del Este location will be used for our production kitchen where we will prepare the meal packages and juices for the other spoke locations and deliveries.

We entered into an Asset Purchase Agreement with Rawkin Bliss LLC dba Rawkin Juice of Burbank California www.rawkinjuice.com of which the assets were acquired and the liabilites were assumed on December 14, 2016 . The final contingency related to the delivery of acceptable financial statements was removed on April 14, 2017.  This will allow us to not only expand our offerings into the US market with an established brand like Rawkin Juice, but we now can offer a Hip Cuisine in areas that a Hip Cuisine “Vegan Friendly” offering would work better than a 100% Vegan offering like that of Rawkin Juice in Burbank California.

We entered into a second “spoke” location for Rawkin Juice located in Santa Monica, CA, and this location is scheduled to open on May15th of 2017. We will produce the products in the production kitchen in Burbank and deliver to the Santa Monica location daily to maintain a 100% Organic, Vegan fresh line of products including Cold Pressed Juices, Smoothies, Desserts, Salads and the Living Gourmet line of Raw Vegan foods.

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We have already designed and can order the packaging, labels and bottles for delivery. We currently use a POS system called LAVU and this can handle everything from inventory control, orders, menu and employee payroll. It is a complete system designed for restaurants and is scalable. The only additional cost is for the equipment for the additional restaurants, such as I-Pads, kitchen printer, fiscal printer and cashier I-pad and register, which is approximately $4,500 per location. Then we pay a monthly service fee that is approximately $105 per month.

We currently offer to our customers at both the Balboa Boutiques location and Rawkin Juice in Burbank the ability to purchase one day detox (6 juices) or 3 day detox (18 juices), as well as weekly meal plans. These plans range from $37.50 to $55.00 for the 1 day, $112.50 to $155.00 for the 3 day detox and $150 for the weekly meal plan.

We have budgeted a total cost of $12,000 to complete the website which will allow us to accept online orders for our customers who want deliveries. Currently we use a delivery service to deliver orders, and they charge a delivery fee and pay for the order when they pick up. The Rawkin Juice location in Burbank utilizes several 3rd party delivery companies that offer our menu for a fee such as Grub Hub, Uber Eats, Eat 24 and Door Dash. We plan to launch our own application for deliveries in May of 2017, through our online ordering site called www.rawkintogo.com.

Our goals over the next twelve (12) months are to:

•	Open the second location in Plaza 770 in Costa del Este Panama.

•	Open a second "spoke" location for Rawkin Juice located in Santa Monica, CA.

•

Locate and start construction of the "Hub & Spoke" locations. The production kitchens in Burbank and Costa del Este will produce and bottle the juices and smoothies, then deliver to the Spokes and other outlets throughout Panama and California such as local gyms and Health Food stores.

•	Develop the online ordering system for deliveries through the website www.rawkintogo.com.

Expenditures

The following chart provides an overview of our budgeted expenditures by significant area of activity over the next twelve (12) months, assuming we are able to attract sufficient debt or equity financing. There can be no assurance that we will be able to attract financing and we may be required to scale back operations accordingly.

	Months 1-3	Months 4 - 6	Months 7-9	Months 10-12	Total 12 months
Rent	$26,625	$36,625	$41,625	$71,625	$176,500
Payroll	$37,000	$54,000	$66,000	$96,000	$253,000
Loans	$10,000	$10,000	$15000	$25,000	$60,000
Supplies	$57,750	$84,000	$98,000	$131,600	$371,350
Utilities	$16,500	$20,500	$22,000	$28,000	$87,000
Accounting	$4,500	$4,500	$4,500	$4,500	$18,000
Legal	$6,000	$6,000	$6,000	$6,000	$24,000
Auditing	$5,000	$5,000	$20,000	$5,000	$35,000
CFO	$4,500	$4,500	$4,500	$4,500	$18,000
Advertising	$3,500	$4,500	$4,500	$4,500	$17,000
Investor Relations	$15,000	$15,000	$15,000	$15,000	$60,000
Total Expenditures	$186,375	$244,625	$297,125	$391,725	$1,119,850

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Milestones

Months 1 through 9

During the first nine (9) months we plan to:

o	Open Costa del Este Panama and the production kitchen.

o	Enter into deliveries and monthly diet programs.

o	Open a second "spoke" location for Rawkin Juice located in Santa Monica, CA.

o	Enter contract with four (4) Spoke locations for processing facilities.

o	Launch new website to handle online deliveries and POS processing.

Months 9 through 12

During the following three (3) months, we expect to achieve the following:

o	Enter into 3rd round of financing to open six (6) more spokes which will include one restaurant with the production kitchen.

o	Build an established board of directors with experience in the sector.

o	Set up an audit committee and employee ESOP plan.

In March 2017, the Company completed and closed a private offering exempt from registration pursuant to Rule 506(b) of Regulation D of 1,000,000 shares of the Company's common stock, par value $0.001, issued at $0.75 per share for cash proceeds of $750,000. No brokers or underwriters were utilized in this offering and no commissions were paid.

We do not currently have any arrangements for financing and we can provide no assurance to investors we will be able to find such financing. There can be no assurance that additional financing will be available to us, or on terms that are acceptable. Consequently, we may not be able to proceed with our intended business plan.

Liquidity and Results of Operations

Results of Operations

The following table summarizes our results of operations for the three months ended March 31, 2017 and 2016:

	Three Months Ended
	March 31,
Statement of Operations Data:	2017	2016	Change

Revenue	$127,737	$35,208	$92,529
Cost of Goods Sold	(91,932)	(11,852)	(80,080)
Gross Profit	35,805	23,356	12,449
Operating Expenses	(432,199)	(61,578)	(370,621)
Loss From Operations	(396,394)	(38,222)	(358,172)
Other Expenses	(265,121)	-	(265,121)
Net Loss	$(661,515)	$(38,222)	$(623,293)

For the three months ended March 31, 2017 Compared to the three months ended March 31, 2016

For the three months ended March 31, 2017, we earned revenue of $127,737 compared to $35,208 for the three months ended March 31, 2016. Cost of goods sold for the three months ended March 31, 2017 were $91,932 resulting in a gross profit of $35,805, compared to cost of goods sold of $11,852 and gross profit $23,356 from the three months ended March 31, 2016 due to growth and expansion of the business to new restaurants locations.

33

Operating expenses were $432,199 for the three months ended March 31, 2017, compared to $61,578 for the three months ended March 31, 2016, due to additional costs related to the completion and opening of our restaurant and costs associated with ongoing regulatory expenses.

	Three Months Ended
	March 31,
Operating Expenses	2017	2016	Changes

Depreciation	$21,680	$5,252	$16,428
General and administrative	114,727	29,044	85,683
Professional fees	40,480	19,543	20,937
Salaries and wages	13,312	7,739	5,573
Stock based compensation	242,000	-	242,000
Total operating expenses	$432,199	$61,578	$370,621

Depreciation was $21,680 for the three months ended March 31 2017, which increased by $16,428 from $5,252 for the three months ended March 31, 2016, due to the acquisition of property, plant and equipment to support expansion of the business.

General and Administrative expenses were $114,727 for the three months ended March 31, 2017, which increased by $85,683 from $29,044 for the three months ended March 31, 2016, attributed to increase in rental expenses and other general administrative expenses for additional restaurant locations.

Professional fees were $40,480 for the three months ended March 31, 2017, increased by $20,937 from $19,543 for the three months ended March 31, 2016, related to the increases in accounting, auditing, legal and market listing expenses and public offerings.

Salaries and wages were $13,312 for the three months ended March 31, 2017, increased by $5,573 from $7,739 for the three months ended March 31, 2016, as the Company hired more restaurant staff to support operational expansion.

Stock based compensation $242,000 was incurred for the three months ended March 31, 2017, relates to the issuance of common shares for consulting services to support the expansion of the new restaurant locations.

Liquidity and Capital Resources

The following tables present selected financial information on our capital as of March 31, 2017 and December 31, 2016 and our cash flows as of March 31, 2017 and March 31, 2016:

	March 31,	December 31,
Capital Data:	2017	2016	Changes

Cash and Cash Equivalents	$377,120	$191,660	$185,460
Current Assets	$458,042	$267,076	$190,966
Current Liabilities	$276,148	$575,770	$(299,622)
Working Capital (Deficiency)	$181,894	$(308,694)	$490,588

34

	Three Months Ended
	March 31,
Cash Flow Data:	2017	2016	Changes

Cash Flows used in Operating Activities	$(110,968)	$(53,691)	$(57,277)
Cash Flows used in Investing Activities	(258,240)	(11,007)	(247,233)
Cash Flows provided by Financing Activities	554,668	64,340	490,328
Net Increase (decrease) in Cash During Period	$185,460	$(358)	$185,818

As of March 31, 2017 and December 31, 2016 our cash was $377,120 and $191,660, respectively. The increase in cash for the three months ended March 31, 2017 was mainly attributed from a $554,668 cash flows provided by financing activities achieved from $750,000 cash proceeds received from issuance of common stock from the Company second public offering.

As of March 31, 2017, we experienced an increase in our working capital of $490,588. The increase in working capital during the three months ended March 31, 2017 was primarily from increases in cash and cash equivalents of $185,460 from the $750,000 shares issuance for cash proceeds from the public offering during the quarter.

Cash Flows

We fund our operations with cash generated from restaurant sales revenue, capital contributions, and issuances of common stock.

Operating Activities

For the three months ended March 31, 2017, net cash used in operating activities was $110,968, related to our net loss of $661,515 reduced by depreciation of $21,680, loss on debt settlement of $266,250, stock based compensation of $242,000, a decrease in refundable sales taxes of $14,029, an increase in prepaid expenses of $8,523, an increase in checks drawn in excess of bank balance of $21,198, an increase of $39,425 in accounts payable and a decrease of $34,500 in accrued interest.

For the three months ended March 31 2016, net cash used in operating activities was $53,691. This negative cash flow related to our net loss of $38,222, depreciation of $5,252, a decrease in refundable sales taxes of $730 a decrease in other receivable of $1,222, a decrease in prepaid expenses of $20,709, a decrease of $1,180 in accounts payables and an increase in unearned revenue of $3,120.

The increase of net cash used in operating cash flow was primarily due to an increase in net loss for increase cash used for operating activities to support business expansion.

Investing Activities

For the three months ended March 31, 2017, net cash used in investing activities was $258,240 compared to net cash used of $11,007 during the three months ended March 31, 2016. The increase in net cash used was related primarily to $245,332 of costs for the acquisition of building and equipment for the Company’s restaurants.

Financing Activities

Net cash provided by financing activities was $554,668 for the three months ended March 31, 2017 mainly attributed to cash proceeds from issuance of common shares for $750,000 from the Company second public offering. The Company has also repaid notes payable at $127,500 and bank loans at $2,225. In addition, the Company has repaid $65,607 to its sole officer.

35

Net cash provided by financing activities for the three months ended March 31, 2016 was $64,340 through advances from related parties.

Material Commitments

On March 1, 2017 we entered into a 3 year lease agreement located at 705 Montana Ave. in Santa Monica California and this location will be the second location under Rawkin Juice which is the wholly owned subsidiary of Hip Cuisine. This will serve as a “spoke” location where products will be delivered from our production kitchen in Burbank to the Santa Monica location. The total monthly lease payment is $4,300.

The following is a schedule by years of minimum future rent on leases for the Company’s 3 restaurant locations as of March 31, 2017:

2017	$178,837
2018	192,316
2019	169,116
2020	132,406
Later Years	125,064
Total minimum future rentals	$797,739

Going Concern.

The accompanying financial statements have been prepared assuming that the company will continue as a going concern which contemplates, amongst other things, the realization of assets and satisfaction of liabilities in the course of business.

We anticipate that our future liquidity requirements will arise from the need to fund our growth, pay our current obligations and future capital expenditures. The primary sources of funding for such requirements are expected to be cash generated from operations and raising additional funds from private sources and/or debt financing.

Going Concern Consideration

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements expressing concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors.

Critical Accounting Policies

The preparation of our financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses and related disclosures about contingent assets and liabilities. We base these estimates and assumptions on historical experience and on various other information and assumptions that are believed to be reasonable under the circumstance. Estimates and assumptions about future events and their effects cannot be perceived with certainty and, accordingly, these estimates may change as additional information is obtained, as more experience is acquired, as our operating environment changes and as new events occur. Our critical accounting policies are listed in the notes to our audited financial statements included in this registration Statement.

Future Financings

We will continue to rely on equity sales of the Company's common stock in order to continue to fund business operations. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned operations

36

Recently Issued Accounting Pronouncements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued but not yet adopted that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements.

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on its financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure.

During the period covered by this report, the Company has had no changes in or disagreements with its accountants.

37

FINANCIAL STATEMENTS

HIP CUISINE, INC.

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016 AND 2015

F-1

Pritchett, Siler & Hardy, P.C.

1438 North Highway 89, Ste. 130

Farmington, UT 84025

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Hip Cuisine, Inc.

We have audited the accompanying consolidated balance sheets of Hip Cuisine, Inc., (“the Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two year period ended December 31, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hip Cuisine, Inc., as of December 31, 2016 and 2015, and the results of its operations and its cash flows for each of the years in the two year period ended December 31, 2016, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has suffered net losses since inception and has accumulated a significant deficit. These factors raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Accounting principles generally accepted in the United States of America require that the pro-forma financial statements on page F-19 be presented to supplement the basic financial statements. Such information, although not a part of the basic financial statements, is required by regulations of the Securities and Exchange Commission who considers it to be an essential part of financial reporting for placing the basic financial statements in an appropriate operational, economic, or historical context. We have applied certain limited procedures to the required supplementary information in accordance with auditing standards generally accepted in the United States of America, which consisted of inquiries of management about the methods of preparing the information and comparing the information for consistency with management’s responses to our inquiries, the basic financial statements, and other knowledge we obtained during our audit of the basic financial statements. We do not express an opinion or provide any assurance on the information because the limited procedures do not provide us with sufficient evidence to express an opinion or provide any assurance.

s/Pritchett, Siler & Hardy, P.C.

Farmington, UT

April 14, 2017

F-2

HIP CUISINE, INC.

Consolidated Balance Sheets

	December 31, 2016	December 31, 2015
ASSETS
Current Assets
Cash and cash equivalents	$191,660	$2,354
Refundable sales taxes	731	2,761
Prepaid and deposits	74,685	11,785
Total Current Assets	267,076	16,900
Property, plant and equipment, net	254,686	87,353
Construction in Progress	153,930	-
Goodwill	37,894	-
TOTAL ASSETS	$713,586	$104,253

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
Checks drawn in excess of bank balance	$407	$-
Bank Loan, current portion	8,465	-
Accounts payable and accrued liabilities	34,145	12,867
Accrued Interest	40,500	-
Notes payable	300,000	-
Due to shareholder	192,253	143,284
Total Current Liabilities	575,770	156,151
Bank Loan	71,016	-
TOTAL LIABILITIES	646,786	156,151

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 6,585,333 and 5,520,000 shares issued and outstanding, respectively	6,585	5,520
Additional paid-in capital	480,737	82,302
Accumulated Deficit	(420,522)	(139,720)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	66,800	(51,898)
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$713,586	$104,253

The accompanying notes are an integral part of these audited consolidated financial statements

F-3

HIP CUISINE, INC.

Consolidated Statements of Operations

	Year Ended
	December 31,
	2016	2015

REVENUES	$147,069	$53,461
COST OF GOODS SOLD	53,384	23,222
GROSS PROFIT	93,685	30,239

OPERATING EXPENSES
Depreciation	32,356	13,009
General and administrative	167,661	79,407
Professional fees	88,759	24,015
Salaries and wages	44,925	14,802
Total Operating Expenses	333,701	131,233

LOSS FROM OPERATIONS	(240,016)	(100,994)

OTHER INCOME (EXPENSES)
Interest Income	24	-
Interest Expense	(40,810)	-
Advances forgiven	-	7,443
Total Other Income (Expenses)	(40,786)	7,443

LOSS BEFORE INCOME TAXES	(280,802)	(93,551)
Provision for income taxes	-	-

NET LOSS	$(280,802)	$(93,551)

Basic and Diluted Income per Common Share	$(0.05)	$(0.02)

Basic and Diluted Weighted Average Common Shares Outstanding	5,850,821	5,503,068

The accompanying notes are an integral part of these audited consolidated financial statements

F-4

HIP CUISINE, INC.

Consolidated Statements of Stockholders’ Equity (Deficit)

	Common Stock		Additional		Total
	Number of Shares	Amount	Paid-in Capital	(Accumulated Deficit)	Stockholders' Equity (Deficit)

Balance – December 31, 2014	5,500,000	$5,500	$74,822	$(46,169)	$34,153
Common shares issued for cash at $0.375 per share	20,000	20	7,480	-	7,500
Net loss	-	-	-	(93,551)	(93,551)

Balance - December 31, 2015	5,520,000	$5,520	$82,302	$(139,720)	$(51,898)
Common shares issued for cash at $0.375 per share	1,000,000	1,000	374,000	-	375,000
Common shares issued for consulting service at $0.375 per share	25,333	25	9,475	-	9,500
Common shares issued for asset purchase at $0.375 per share	40,000	40	14,960		15,000
Net loss	-	-	-	(280,802)	(280,802)

Balance - December 31, 2016	6,585,333	$6,585	$480,737	$(420,522)	$66,800

The accompanying notes are an integral part of these audited consolidated financial statements

F-5

HIP CUISINE, INC.

Consolidated Statements of Cash Flows

	Year Ended
	December 31,
	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS	$(280,802)	$(93,551)
Adjustments to reconcile net loss to net cash from operating activities:
Advances forgiven	-	(7,443)
Depreciation	32,356	13,009
Shares issued for consulting services	9,500	-
Changes in operating assets and liabilities:
Refundable sales taxes	2,030	(2,317)
Prepaid expenses	(57,900)	5,643
Checks drawn in excess of bank balance	407	-
Accounts payable and accrued liabilities	9,091	(9,713)
Accrued interest	40,500	-
Net cash used in operating activities	(244,818)	(94,372)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of net assets from Rawkin Bliss LLC, net of cash acquired	103,293	-
Purchase of property, plant and equipment	(18,689)	(56,478)
Construction work in progress	(153,930)	-
Net cash used in investing activities	(69,326)	(56,478)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	375,000	7,500
Advances from bank loan	80,000	-
Repayment of bank loan	(519)	-
Advances from shareholder	48,969	143,284
Net cash provided by financing activities	503,450	150,784

Net increase (decrease) in cash and cash equivalents	189,306	(66)
Cash and cash equivalents - beginning of period	2,354	2,420
Cash and cash equivalents - end of period	$191,660	$2,354

Supplemental Cash Flow Disclosures
Cash paid for interest	$310	$-
Cash paid for income taxes	$-	$-

Non-cash Financing and Investing Activities
Acquisition of goodwill	$37,894	$-
Common shares issued for purchase of fixed assets	$15,000	$-
Advances forgiven by prior officer	$-	$7,443

The accompanying notes are an integral part of these audited consolidated financial statements

F-6

HIP CUISINE, INC.

Notes to the Consolidated Financial Statements

December 31, 2016 and 2015

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hip Cuisine, Inc. (the “Company” or “HIP”) was incorporated in the State of Florida on March 19, 2014. The Company’s sole subsidiary Hip Cuisine, Inc. (“HCP”) was incorporated in Panama on February 24, 2014. The Company’s fiscal year end is December 31.

The Company operates Latin American fusion restaurants that deliver fast nutritious healthy food in Panama, Colombia and Miami, Florida, USA.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Going concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has not yet generated significant revenues since inception. As at December 31, 2016, the Company has an accumulated loss from operations of $420,522. These factors among others raise substantial doubt about the ability of the Company to continue as a going concern for a reasonable period of time. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The continuing operations of the Company are dependent upon its ability to continue to raise adequate financing and to commence profitable operations in the future and repay its liabilities arising from normal business operations as they become due.

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

F-7

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Hip Cuisine, Inc. (Panama) and Rawkin Juice Inc. All material intercompany balances and transactions have been eliminated.

Foreign Currency Translation and Re-measurement

The Company's functional currency and reporting currency is U.S. dollar. The functional currency of the Company’s subsidiary is Panamanian Balboa. All transactions initiated in Panamanian Balboa are translated into U.S. dollars in accordance with ASC 830-30, "Translation of Financial Statements," as follows:

i)	Assets and liabilities at the rate of exchange in effect at the balance sheet date.
ii)	Equities at historical rate
iii)	Revenue and expense items at the average rate of exchange prevailing during the period.

Adjustments arising from such translations, if any, are included in accumulated other comprehensive income in shareholders’ equity.

The Panamanian Balboa is pegged with US dollar at par and consequently the Company recognized no gain or loss on foreign exchange translations during years ended December 31, 2016 and 2015.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. As of December 31, 2016 and 2015 the Company had $191,660 and $2,354 cash and cash equivalents, respectively. As of December 31, 2016, the Company had a bank account that was overdrawn by $407, and has been disclosed as bank indebtedness.

Fair Value of Financial Instruments

As required by the Fair Value Measurements and Disclosures Topic of the Financial Accounting Standards Board Accounting Standards Codification (“FASB ASC”), fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company's financial instruments consist primarily of cash, prepaid expenses, accounts payable and accrued expenses, and shareholder’s loan. The carrying amounts of such financial instruments approximate their respective estimated fair value due to the short-term maturities and approximate market interest rates of these instruments.

F-8

Concentrations of Credit Risks

The Company’s financial instruments that are exposed to concentrations of credit risk primarily consist of its cash and cash equivalents. The Company places its cash and cash equivalents with financial institutions of high credit worthiness. The Company’s management plans to assess the financial strength and credit worthiness of any parties to which it extends funds, and as such, it believes that any associated credit risk exposures are limited.

Related Parties

The Company follows ASC 850, “Related Party Disclosures,” for the identification of related parties and disclosure of related party transactions (see Note 9).

Prepaid and Deposits

Prepaid and deposits balances relate to security deposits for future restaurant leases, and deposits on fixed assets to be used in future operations. The prepaid balances and deposits will be amortized as the related expense is incurred.

Property, plant and equipment

Property and equipment are stated at cost. Depreciation is computed on the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Equipment	5 Years

Furniture and Fixtures	5 Years

Leasehold Improvement	3 Years

Construction in Progress	7 Years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

The long-lived assets of the Company are reviewed for impairment in accordance with ASC No. 360, “Property, Plant and Equipment” (“ASC No. 360”), whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. During the years ended December 31, 2016 and 2015, no impairment losses have been identified.

F-9

Goodwill

We account for goodwill in accordance with ASC 350 "Intangibles-Goodwill and Other" ("ASC 350"). ASC 350 requires that goodwill and other intangibles with indefinite lives be tested for impairment annually or on an interim basis if events or circumstances indicate that the fair value of an asset has decreased below its carrying value. In addition, ASC 350 requires that goodwill be tested for impairment at the reporting unit level (operating segment or one level below an operating segment) on an annual basis and between annual tests when circumstances indicate that the recoverability of the carrying amount of goodwill may be in doubt. Application of the goodwill impairment test requires judgment, including the identification of reporting units; assigning assets and liabilities to reporting units, assigning goodwill to reporting units, and determining the fair value. Significant judgments required to estimate the fair value of reporting units include estimating future cash flows, determining appropriate discount rates and other assumptions. Changes in these estimates and assumptions or the occurrence of one or more confirming events in future periods could cause the actual results or outcomes to materially differ from such estimates and could also affect the determination of fair value and/or goodwill impairment at future reporting dates.

No impairment loss on Goodwill was recognized for the year ended December 31, 2016.

Revenue Recognition

The Company will recognize revenue from the sale of products and services in accordance with ASC 605, "Revenue Recognition", only when all of the following criteria have been met:

i)	Persuasive evidence for an agreement exists;
ii)	Service has been provided;
iii)	The fee is fixed or determinable; and,
iv)	Collection is reasonably assured.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized. As at December 31, 2016 and 2015, the Company did not have any amounts recorded pertaining to uncertain tax positions.

F-10

Basic and Diluted Net Loss per Share

The Company computes loss per share in accordance with ASC 260, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. During the years ended December 31, 2016 and 2015, the Company had no potential dilutive instruments and accordingly basic loss and diluted loss per share are the same.

	Year Ended December 31,
	2016	2015

Net loss attributable to stockholders	$(280,802)	$(93,551)
Weighted average number of common shares - Basic and Diluted	5,850,821	5,503,068
Net loss per common share - Basic and Diluted	$(0.05)	$(0.02)

Recently Issued Accounting Pronouncements

In January 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (ASU) 2016-01, which amends the guidance in U.S. GAAP on the classification and measurement of financial instruments. Changes to the current guidance primarily affect the accounting for equity investments, financial liabilities under the fair value option, and the presentation and disclosure requirements for financial instruments. In addition, the ASU clarifies guidance related to the valuation allowance assessment when recognizing deferred tax assets resulting from unrealized losses on available-for-sale debt securities. The new standard is effective for fiscal years and interim periods beginning after December 15, 2017, and upon adoption, an entity should apply the amendments by means of a cumulative-effect adjustment to the balance sheet at the beginning of the first reporting period in which the guidance is effective. Early adoption is not permitted except for the provision to record fair value changes for financial liabilities under the fair value option resulting from instrument-specific credit risk in other comprehensive income. The Company is currently evaluating the impact of adopting this guidance.

In February 2016, the FASB issued ASU No. 2016-02 Leases (Topic 842) intended to improve financial reporting around leasing transactions. The ASU affects all companies and other organizations that lease assets such as real estate, airplanes, and manufacturing equipment. The ASU will require organizations that lease assets - referred to as "lessees"- to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those leases. For public companies, the standard is effective for fiscal years beginning after December 15, 2018 and interim periods therein. Earlier adoption is permitted for any annual or interim period for which consolidated financial statements have not yet been issued. The Company is currently evaluating the potential impact that the adoption of ASU No. 2016-02 may have on its financial statements.

F-11

In August 2015, the FASB issued ASU No. 2015-14, Revenue From Contracts With Customers (Topic 606)." The amendments in this ASU defer the effective date of ASU 2014-09. Public business entities should apply the guidance in ASU 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. We are still evaluating the effect of the adoption of ASU 2014-09.

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – ACQUISITION

On November 7, 2016, Hip Cuisine Inc. has incorporated Rawkin Juice Inc., a California corporation as the wholly owned subsidiary of Hip Cuisine Inc. in which Hip Cuisine Inc. holds 100% of Rawkin Juice Inc.’s 1,000,000 at a purchase price of $1,000. The acquisition of Rawkin Juice Inc. met the definition of a business in accordance with FASB ASC Topic 805, "Business Combinations". As such, the Company accounted for the acquisition as a business combination.

Management determined that Hip Cuisine Inc. was the acquirer in the business combination in accordance with FASB ASC Topic 805, "Business Combinations," based on the following factors: (i) the Company's pre-transaction directors retained the all voting rights of the Company post-transaction; (ii) the composition of the Company's current board of directors and management was the result of the appointment by the Company's pre-transaction directors.

On October 24, 2016, Hip Cuisine Inc. entered into an Asset Purchase Agreement with Rawkin Bliss LLC, a California limited liability company, whereby Hip Cuisine Inc. has agreed to acquire the net assets of Rawkin Bliss LLC.

On December 14, 2016, Rawkin Juice Inc., as a wholly-owned subsidiary of Hip Cuisine, Inc., has acquired the net assets from Rawkin Bliss LLC in exchange for the assumption of certain liabilities of the Rawkin Bliss LLC which has wound-down as of December 2016.

The net assets acquired by Rawkin Juice Inc. from Rawkin Bliss LLC in December 2016 is summarized as follows:

Net Assets Acquisition
Cash and cash equivalents	$103,293
Prepaid and deposits	5,000
Property, plant and equipment, net	166,000
Goodwill	37,894
Accounts payable and accrued liabilities	(12,187)
Note payables	(300,000)
$-

Revenues of $15,120 and net loss of $2,718 since the acquisition date are included in the consolidated statements of operations for the year ended December 31, 2016.

F-12

NOTE 4 – PROPERTY, PLANT AND EQUIPMENT

	December 31, 2016	December 31, 2015
Equipment	$100,184	$45,331
Furniture	10,113	9,459
Leasehold improvement	189,754	45,572
Less accumulated depreciation	(45,365)	(13,009)
	$254,686	$87,353

During the year ended December 31, 2016 and 2015, the depreciation cost was $32,356 and $13,009, respectively.

NOTE 5 – CONSTRUCTION IN PROGRESS

On August 18, 2016, the Company entered into an agreement for the construction of a restaurant located in Costa del Este, Panama. The construction project started in September 2016 and is scheduled to be completed in March 2017.

As of December 31, 2016, the total costs of the construction project have been capitalized in the amount of $153,930.

NOTE 6 – GOODWILL

	Year Ended December 31,
	2016	2015

Goodwill	$37,894	$-

Goodwill was generated from the acquisition of net assets from Rawkin Bliss LLC by the Company’s wholly owned subsidiary Rawkin Juice Inc. No impairment loss on Goodwill was recognized for the year ended December 31, 2016.

F-13

NOTE 7 – NOTES PAYABLE

The Company had the following notes payable outstanding as of December 31, 2016 and 2015:

	Year Ended December 31,
	2016	2015
Notes Payable, unsecured, annual interest rate of 15%	$300,000	$-
Less: current portion	(300,000)	-
Long-term note payable	$-	$-

The notes payable were assumed through the net assets acquisition as part of the consideration. The notes are expected to be repaid in one year. As of December 31, 2016, the accrued interest on the notes payable was $40,500.

NOTE 8 – BANK LOAN

The Company had the following bank loan outstanding as of December 31, 2016 and 2015:

	Year Ended December 31,
	2016	2015
Bank loan, unsecured repayable in monthly instalments of $829 with an annual interest rate of 2%, maturing Nov 29, 2026.	$79,481	$-
Less: current portion	(8,465)	-
Long-term note payable	$71,016	$-

F-14

NOTE 9 – RELATED PARTY TRANSACTIONS

During the year ended December 31, 2015, the sole officer advanced $143,284 by the way of loans to the Company to finance the startup and general operation of the Company. During the year ended December 31, 2016, this officer advanced another $48,969 to the Company by the way of similar loans.

As at December 31, 2016 and December 31, 2015, the Company owed $192,253 and $143,284 to this officer, respectively. These loans are non-interest bearing and due on demand.

NOTE 10 – SHARE CAPITAL

Preferred Stock

The Company has 1,000,000 authorized preferred shares at $0.001 par value.

There were no shares of preferred stock issued and outstanding as of December 31, 2016.

Common Stock

On June 29, 2016, the Company issued 25,333 restricted common shares at $0.375 as partial deposit payment for a construction and design contract valued at $250,000 on the second restaurant location in Costa del Este, Panama which will start in March 2017.

On August 29, 2016, the Company issued 40,000 restricted common shares at $0.375 as partial payment for the acquisition of kitchen equipment and supplies.

On October 12, 2016, the Company completed and closed its registered public offering of 1,000,000 unrestricted common shares issued for cash at $0.375 during year ended December 31, 2016, for net cash proceeds of $375,000

There were 6,585,333 shares of common stock issued and outstanding as of December 31, 2016.

F-15

NOTE 11 – INCOME TAXES

We did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. Accounting for Uncertainty in Income Taxes when it is more likely than not that a tax asset cannot be realized through future income the Company must allow for this future tax benefit.

We provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

The provisions for refundable federal income tax at 34% and Panama income tax at 25% for the years ended December 31, 2016 and 2015 consist of the following:

	Year Ended	Year Ended
	December 31,	December 31,
	2016	2015
Income tax expense (benefit) at statutory rate	$(76,951)	$(24,418)
Change in Valuation allowance	76,951	24,418
Income tax expense (benefit)	$-	$-

The tax effects of temporary differences that give rise to the Company’s net deferred tax assets as at December 31, 2016 and 2015 are as follows:

	December 31,	December 31,
	2016	2015
NOL Carryover	$117,066	$40,115
Valuation allowance	(117,066)	(40,115)
Net deferred tax asset	$-	$-

At December 31, 2016, the Company had $280,802 in net operating losses (“NOLs”) that may be available to offset future taxable income, which begin to expire between 2031 and 2036. In accordance with Section 382 of the U.S. Internal Revenue Code, the usage of the Company’s net operating loss carry forwards is subject to annual limitations following greater than 50% ownership changes.

F-16

NOTE 12 – COMMITMENTS AND CONTINGENCIES

The Company currently leases 152.18 square meters of space at Balboa Boutiques located in Panama City, Panama. The current lease term began on July 1, 2015 and expires on February 27, 2017, but is automatically renewable for an additional thirty-six months under the original lease terms. The Company intends to renew the lease when the term expires. The monthly lease payment is $3,671 per month. This location serves as the Company’s only facility for day to day operations. For the year ended December 31, 2016 and 2015, the Company has made approximately $53,000 and $40,000 in rental payment.

On January 22, 2016, the Company entered into a 5 year lease agreement, which will start from August 2016 with first rental payment made in Nov 2016, for a second restaurant location in Costa del Este Panama. The total square meters is 182.72 and the rent for the location will be approximately $8,222 per month. On March 1, 2016, the Company added a mezzanine level to the location and entered into an addition to the original lease to add 99.63 square meters to the location with the addition of a mezzanine level. The additional rent for the mezzanine will be approximately $2,200 per month. The lease automatically goes to a month to month rental after 5 years until a new contract is entered into. For the year ended December 31, 2016, the Company has paid 2 month rent at approximately $21,000.

The Company currently leases a premise located in Toluca Lake/Burbank, CA. The current lease term began on May 1, 2013 and expires on April 30, 2018. The current monthly lease is $5,600 until April 2017 and will be $5,800 from May 2017 to April 2018.

The Company has no other commitments or contingencies as of December 31, 2016.

The following is a schedule by years of minimum future rentals on leases as of December 31, 2016:

Year Ending December 31:

2017	$237,916
2018	192,316
2019	169,116
2020	132,406
Later Years	125,064
Total minimum future rentals	$856,818

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

F-17

NOTE 13 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued. Based on our evaluation no other material events have occurred that require disclosure, other than stated below.

On February 7, 2017, the Company issued 10,000 restricted common shares valued at $6,300 per share for the acquisition of a trademark from an unrelated party. The Company agrees to pay a royalty of twenty percent (20%) of the net profits generated from the commercial exploitation of the trademark.

In March 2017, the Company completed and closed a private offering exempt from registration pursuant to Rule 506(b) of Regulation D of 1,000,000 shares of the Company's common stock, par value $0.001, issued at $0.75 per share for cash proceeds of $750,000. No brokers or underwriters were utilized in this offering and no commissions were paid.

During the three months ended March 31, 2017, the Company issued 225,000 restricted common shares valued at $242,000 to consultants to assist in managing its locations and locating future expansion of future restaurants.

During the three months March 31, 2017, the Company issued 306,250 restricted common shares valued at $398,750 to repay certain notes payable assumed from the net assets acquisition.  A loss on debt settlement of $266,250 was incurred related to the repayment of the notes payable.

F-18

HIP CUISINE, INC.
Supplemental Information
Unaudited Pro Forma Consolidated Balance Sheets
December 31, 2016

PRO FORMA DISCLOSURES ( UNAUDITED )

The following statements represent pro forma disclosures applicable to the asset purchase agreement wi th Rawkin Bliss , LLC above . The unaudited pro forma condensed balance sheet as of December 31, 2016, is based on the balance sheets of Hip Cuisine, Inc. and Rawkin Bliss , LLC as of December 31, 2016. The unaudited pro forma condensed statement of operations for the year ended December 31, 2016 is based on the statement of operations for Hip Cuisine, Inc . for the year ended December 31, 2016 and the statement of operations of Rawkin Bliss , LLC for the period ended December 31, 2016.

	Hip Cuisine, Inc.	Rawkin Bliss, LLC	Proforma Adjustments	Proforma As Adjusted
ASSETS
Current Assets
Cash and cash equivalents	$191,660	$-	$-	$191,660
Refundable sales taxes	731	-	-	731
Prepaid and deposits	74,685	-	-	74,685
Total Current Assets	267,076	-	-	267,076
Property, plant and equipment, net	254,686	-	-	254,686
Construction in Progress	153,930	-	-	153,930
Goodwill	37,894	-	-	37,894
TOTAL ASSETS	$713,586	$-	$-	$713,586

LIABILITIES AND STOCHHOLDERS' EQUITY
Current Liabilities
Checks drawn in excess of bank balance	$407	$-	$-	$407
Bank Loan, current portion	8,465	-	-	8,465
Accounts payable and accrued liabilities	34,145	-	-	34,145
Accrued Interest	40,500	-	-	40,500
Notes payable	300,000	-	-	300,000
Due to shareholder	192,253	-	-	192,253
Total Current Liabilities	575,770	-	-	575,770
Bank Loan	71,016	-	-	71,016
TOTAL LIABILITIES	646,786	-	-	646,786

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized; 0 shares issued and outstanding	-	-	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 6,585,333 shares issued and outstanding	6,585	-	-	6,585
Additional paid-in capital	480,737	-	-	480,737
Accumulated Deficit	(420,522)	-	-	(420,522)
TOTAL STOCKHOLDERS' EQUITY	66,800	-	-	66,800
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$713,586	$-	$-	$713,586

F-19

HIP CUISINE, INC.
Supplemental Information
Unaudited Pro Forma Consolidated Statements of Operations
For the Year Ended December 31, 2016

	Hip Cuisine, Inc.	Rawkin Bliss, LLC
	Year Ended	Year Ended
	December 31,	December 31,	Proforma	Proforma
	2016	2016	Adjustments	As Adjusted
REVENUES	$147,069	$569,980	$-	$717,049
COST OF GOODS SOLD	53,384	212,246	-	265,630
GROSS PROFIT	93,685	357,734	-	451,419

OPERATING EXPENSES
Depreciation and amortization	32,356	54,530	-	86,886
General and administrative	167,661	137,337	-	304,998
Professional fees	88,759	121,706	-	210,465
Salaries and wages	44,925	18,175	-	63,100
Total Operating Expenses	333,701	331,748	-	665,449

PROFIT (LOSS) FROM OPERATIONS	(240,016)	25,986	-	(214,030)

OTHER INCOME (EXPENSES)
Interest Income	24	(530)	-	(506)
Interest Expense	(40,810)	(50,891)	-	(91,701)
Gain on sale of assets	-	5,317	-	5,317
Total Other Income (Expenses)	(40,786)	(46,103)	-	(86,889)

LOSS BEFORE INCOME TAXES	(280,802)	(20,118)	-	(300,920)
Provision for income taxes	-	-	-	-

NET INCOME (LOSS)	$(280,802)	$(20,118)	$-	$(300,920)

Total Net Loss Per Share: Basic and Diluted	$(0.05)			$(0.05)

Weighted average number of Common Shares Outstanding: Basic and Diluted	5,850,821			5,850,821

F-20

HIP CUISINE, INC.

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED March 31, 2017

(UNAUDITED)

F-21

HIP CUISINE, INC.

Consolidated Condensed Balance Sheets

(Unaudited)

	March 31, 2017	December 31, 2016
ASSETS
Current Assets
Cash and cash equivalents	$377,120	$191,660
Refundable sales taxes	14,760	731
Prepaid and deposits	66,162	74,685
Total Current Assets	458,042	267,076
Property, plant and equipment, net	632,268	254,686
Construction in Progress	12,908	153,930
Intangible Assets - Trademark	6,300	-
Goodwill	37,894	37,894
TOTAL ASSETS	$1,147,412	$713,586

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Checks drawn in excess of bank balance	$21,605	$407
Bank Loan, current portion	8,327	8,465
Accounts payable and accrued liabilities	73,570	34,145
Accrued Interest	6,000	40,500
Notes payable	40,000	300,000
Due to shareholder	126,646	192,253
Total Current Liabilities	276,148	575,770
Bank Loan, less current portion	68,929	71,016
TOTAL LIABILITIES	345,077	646,786

STOCKHOLDERS' EQUITY
Preferred stock, $0.001 par value, 1,000,000 shares authorized;
0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized;
8,126,583 and 6,585,333 shares issued and outstanding, respectively	8,126	6,585
Additional paid-in capital	1,876,246	480,737
Accumulated Deficit	(1,082,037)	(420,522)
TOTAL STOCKHOLDERS' EQUITY	802,335	66,800
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,147,412	$713,586

The accompanying notes are an integral part of these consolidated financial statements

F-22

HIP CUISINE, INC.

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016
REVENUES	$127,737	$35,208
COST OF GOODS SOLD	91,932	11,852
GROSS PROFIT	35,805	23,356

OPERATING EXPENSES
Depreciation	21,680	5,252
General and administrative	114,727	29,044
Professional fees	40,480	19,543
Salaries and wages	13,312	7,739
Stock based compensation	242,000	-
Total Operating Expenses	432,199	61,578

LOSS FROM OPERATIONS	(396,394)	(38,222)

OTHER INCOME (EXPENSES)
Interest Income	49	-
Interest Expense	(263)	-
Loss on debt settlement	(266,250)	-
Other Income	1,343	-
Total Other Expenses	(265,121)	-

LOSS BEFORE INCOME TAXES	(661,515)	(38,222)
Provision for income taxes	-	-

NET LOSS	$(661,515)	$(38,222)

Basic and Diluted Income per Common Share	$(0.09)	$(0.01)

Basic and Diluted Weighted Average Common Shares Outstanding	7,134,347	5,520,000

The accompanying notes are an integral part of these consolidated financial statements

F-23

HIP CUISINE, INC.

Consolidated Condensed Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31,
	2017	2016

CASH FLOWS FROM OPERATING ACTIVITIES
NET LOSS	$(661,515)	$(38,222)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation	21,680	5,252
Loss on debt settlement	266,250	-
Stock based compensation	242,000	-
Changes in operating assets and liabilities:
Refundable sales taxes	(14,029)	(730)
Other receivable	-	(1,222)
Prepaid expenses	8,523	(20,709)
Checks drawn in excess of bank balance	21,198	-
Accounts payable and accrued liabilities	39,425	(1,180)
Accrued interest	(34,500)	-
Unearned revenue	-	3,120
Net cash used in operating activities	(110,968)	(53,691)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(245,332)	(11,007)
Construction in progress	(12,908)	-
Net cash used in investing activities	(258,240)	(11,007)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	750,000	-
Repayment of notes payable	(127,500)	-
Repayment of bank loan	(2,225)	-
Repayment of shareholder loans	(65,607)	64,340
Net cash provided by financing activities	554,668	64,340

Net increase (decrease) in cash and cash equivalents	185,460	(358)
Cash and cash equivalents - beginning of period	191,660	2,354
Cash and cash equivalents - end of period	$377,120	$1,996

Supplemental Cash Flow Disclosures
Cash paid for interest	$34,763	$-
Cash paid for income taxes	$-	$-

Non-cash Financing and Investing Activities
Shares issued for acquisition of trademark	$6,300	$-
Shares issued for payment of Notes Payable	$132,500	$-
Advances forgiven by prior officer	$-	$7,443

The accompanying notes are an integral part of these consolidated financial statements

F-24

HIP CUISINE, INC.

Notes to the Condensed Consolidated Financial Statements

For the Three Months Ended March 31, 2017 and 2016

(Unaudited)

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Hip Cuisine, Inc. (the “Company” or “HIP”) was incorporated in the State of Florida on March 19, 2014. The Company’s sole subsidiary Hip Cuisine, Inc. (“HCP”) was incorporated in Panama on February 24, 2014. The Company’s fiscal year end is December 31.

The Company is an international nutritional value concepts company and global fresh-served food purveyor for the health-conscious consumer with locations in Panama and the State of California, USA operated through its wholly owned subsidiary Rawkin Juice, Inc.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements and related disclosures have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). The financial statements have been prepared using the accrual basis of accounting in accordance with Generally Accepted Accounting Principles (“GAAP”) of the United States.

Basis of Consolidation

These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary, Hip Cuisine, Inc. (Panama) and Rawkin Juice, Inc. All material intercompany balances and transactions have been eliminated.

Recently Issued Accounting Pronouncements

The Company has reviewed all other recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – PROPERTY, PLANT AND EQUIPMENT

	March 31, 2017	December 31, 2016
Equipment	$161,180	$100,184
Furniture	52,312	10,113
Leasehold improvement	485,821	189,754
Less accumulated depreciation	(67,045)	(45,365)
	$632,268	$254,686

F-25

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. The depreciation methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Equipment	5 Years
Furniture and Fixtures	5 Years
Leasehold Improvement	3 Years

During the three months ended March 31, 2017 and 2016, the depreciation cost was $21,680 and $5,252, respectively.

NOTE 4 – CONSTRUCTION IN PROGRESS

The construction and design project of Hip Cuisine’s 2nd restaurant in Costa del Este Panama was completed in March 2017 and operations will commence in May 2017. $153,930 of costs of construction at December 31, 2016 have, accordingly, been placed in service and will be depreciated in April 2017.

The construction and design project in Rawkin Juice, Inc.’s 2nd restaurant is expected to be completed in May 2017.

As of March 31, 2017, the total costs of the construction project for Rawkin Juice, Inc. have been capitalized in the amount of $12,908.

NOTE 5 – INTANGIBLE ASSET - TRADEMARK

	March 31, 2017	December 31, 2016

Trademark	$6,300	$-

In February 2017, the Company issued 10,000 restricted common shares valued at $0.63 for the acquisition of a Trademark from an unaffiliated party. As per management assessment, the Trademark has an estimated useful life of 15 years. The intangible asset is not currently in use and therefore no amortization has been taken for the period ending March 31, 2017. The Company will pay royalty of 20% of the net profits generated from the use of the Trademark in the future. The intangible asset is expected to be put into use in April 2017.

F-26

NOTE 6 – GOODWILL

	March 31, 2017	December 31, 2016

Goodwill	$37,894	$37,894

Goodwill is generated from the acquisition of net assets from Rawkin Bliss, LLC by the Company’s wholly owned subsidiary Rawkin Juice, Inc. No impairment loss on Goodwill was recognized for the three months ended March 31, 2017, nor the year ended December 31, 2016.

NOTE 7 – NOTES PAYABLE

The Company had the following notes payable outstanding as of March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Notes Payable	$40,000	$300,000
Less: current portion	(40,000)	(300,000)
Long-term Notes payable	$-	$-

During the three months ended March 31, 2017, $260,000 notes payable and $37,500 accrued interest were repaid with cash of $162,000 and share issuance of 306,250 restricted common shares valued at $398,750 with loss on debt settlement recorded at $266,250.

NOTE 8 – BANK LOAN

The Company had the following bank loan outstanding as of March 31, 2017 and December 31, 2016:

	March 31, 2017	December 31, 2016
Bank loan, unsecured at $80,000 principal, repayable in monthly instalments of $829 with an annual interest rate of 2%, maturing Nov 29, 2026.	$77,256	$79,481
Less: current portion	(8,327)	(8,465)
Long-term note payable	$68,929	$71,016

NOTE 9 – RELATED PARTY TRANSACTIONS

During the three months ended March 31, 2016, the Company’s sole officer advanced $64,340 by the way of loans to the Company to finance the general operation of the Company. During the three months ended March 31, 2017, the Company repaid the sole officer in the amount of $65,607.

As at March 31, 2017 and December 31, 2016, the Company owed $126,646 and $192,253 to this officer, respectively. These loans are non-interest bearing and due on demand.

F-27

NOTE 10 – SHARE CAPITAL

Preferred Stock

The Company has 1,000,000 authorized preferred shares at $0.001 par value.

There were no shares of preferred stock issued and outstanding as of March 31, 2017.

Common Stock

On February 7, 2017, the Company issued 10,000 restricted common shares valued at $0.63 per share for the acquisition of a trademark from an unaffiliated party.

In March 2017, the Company completed and closed a private offering exempt from registration pursuant to Rule 506(b) of Regulation D of 1,000,000 shares of the Company's common stock, par value $0.001, issued at $0.75 per share for cash proceeds of $750,000. No brokers or underwriters were utilized in this offering and no commissions were paid. During the three months ended March 31, 2017, the Company issued 225,000 restricted common shares valued at $242,000 to consultants to assist in managing its locations and locating future expansion of future restaurants.

During the three months March 31, 2017, the Company issued 306,250 restricted common shares valued at $398,750 to repay certain notes payable assumed from the net assets acquisition.  A loss on debt settlement of $266,250 was incurred related to the repayment of the notes payable.

There were 8,126,583 shares of common stock issued and outstanding as of March 31, 2017.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

The Company currently leases 152.18 square meters of space at Balboa Boutiques located in Panama City, Panama. The current lease term began on July 1, 2015 and expired on February 27, 2017, and was automatically renewed for an additional thirty-six months under the original lease terms. The monthly lease payment is $3,671 per month. This location serves as the Company’s only facility for day to day operations. During the three months ended March 31, 2017 and 2016, the Company has made approximately $14,000 and $13,000 in rental payments.

On January 22, 2016, the Company entered into a 5 year lease agreement, which started from August 2016 with the first rental payment to be made in November 2016, for a second restaurant location in Costa del Este Panama. The total square meters is 182.72 and the rent for the location is approximately $8,222 per month. On March 1, 2016, the Company added a mezzanine level to the location and entered into an addendum to the original lease to add 99.63 square meters to the location with the addition of a mezzanine level. The additional rent for the mezzanine will be approximately $2,200 per month. The lease is a month to month rental after 5 years until a new contract is entered into. During the three months ended March 31, 2017, the Company has made approximately $32,000 in rental payments.

F-28

The Company currently leases a location in Burbank, CA. The current lease term began on May 1, 2013 and expires on April 30, 2018. The current monthly lease is $5,600 until April 2017 and will be $5,800 from May 2017 to April 2018. During the three months ended March 31, 2017, the Company has made $16,800 in rental payments.

On February 21, 2017, the Company entered into a 3 year lease agreement which will start from June 1, 2017 for a restaurant location in Santa Monica, California. The total square meters is 492 and the rent for the location will be $4,300 per month, with a 3% annual escalation. The lease can be extended for a further three years after the end of the current lease term.

The Company has no other commitments or contingencies as of March 31, 2017.

The following is a schedule by years of minimum future rentals on leases as of March 31, 2017:

Year Ending December 31:

2017	$208,937
2018	244,819
2019	223,195
2020	155,216
Later Years	125,064
Total minimum future rentals	$957,231

From time to time the Company may become a party to litigation matters involving claims against the Company. Management believes that it is adequately insured for its operations and there are no current matters that would have a material effect on the Company's financial position or results of operations.

NOTE 12 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through the date these consolidated financial statements were available to be issued. Based on our evaluation no material events have occurred that require disclosure.

F-29

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the registrant.

Name of Expense	Amount

Securities and Exchange Commission registration fee	$156
Legal, accounting fees and expenses(1)	$6,000
Edgar filing, printing and engraving fees(1)	$1,000
Total	$7,156

ITEM 14. Indemnification of Directors and Officers

 Florida law permits, under certain circumstances, the indemnification of any person with respect to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which such person was or is a party or is threatened to be made a party, by reason of his or her being an officer, director, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any such third-party action by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person (i) did not act in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation or (ii) with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

In the case of proceedings by or in the right of the corporation, Florida law permits indemnification of any person by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against liability incurred in connection with such proceeding, including appeals thereof; provided, however, that the officer, director, employee or agent acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, except that no indemnification is made where such person is adjudged liable, unless a court of competent jurisdiction determines that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

To the extent that such person is successful on the merits or otherwise in defending against any such proceeding, Florida law provides that he or she shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith.

Also, under Florida law, expenses incurred by an officer or director in defending a civil or criminal proceeding may be paid by the corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification by the corporation pursuant to this section. Expenses incurred by other employees and agents may be paid in advance upon such terms or conditions that the board of directors deems appropriate.

Our Bylaws provides that we shall indemnify our officers, directors, and employees, and agents unless specifically approved in writing by the board of directors, to the fullest extent authorized by Section 607.0850 of the Florida Business Corporation Act, or the FBCA, as it existed when the Bylaws were adopted or as it may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits us to provide broader indemnification rights than were permitted prior to such amendment. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee, or agent; provided, however, that we shall indemnify any such person seeking indemnity in connection with an action, suit, or proceeding (or part thereof) initiated by such person only if such action, suit, or proceeding (or part thereof) was authorized by the our board of directors.

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The Bylaws also provide that such rights of indemnification shall be a contract right and shall include the right to be paid by us for all reasonable expenses incurred in defending any such proceeding in advance of final disposition; provided, however , that the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer in advance of the final disposition of such proceeding shall be made only upon delivery to us of an undertaking, by or on behalf of such director or officer, to repay amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under the Bylaws or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act, as amended, may be permitted to our directors and officers, or to persons controlling us, pursuant to our Bylaws or Florida law, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition to the authority granted to us by Florida law to indemnify our directors, certain other provisions of the Florida Act have the effect of further limiting the personal liability of our directors. Pursuant to Florida law, a director of a Florida corporation cannot be held personally liable for monetary damages to the corporation or any other person for any act or failure to act regarding corporate management or policy except in the case of certain qualifying breaches of the director’s duties.

 ITEM 15. Recent Sales of Unregistered Securities

Set forth below is information regarding the issuance and sales of securities without registration since inception. No such sales involved the use of an underwriter; no advertising or public solicitation was involved; the securities bear a restrictive legend; and no commissions were paid in connection with the sale of any securities.

On March 19, 2014, the Company issued 500,000 shares of its common stock to Natalia Lopera, our Chief Executive Officer, President and Director in consideration for services rendered in the formation and organization of the Company at a value of $500.

On September 30, 2014, the Company issued 5,000,000 shares of its common stock to Natalia Lopera, our Chief Executive Officer, President and Director, upon execution of the Share Exchange Agreement.

On November 6, 2015, the Company issued 20,000 shares of our common stock to Frank Gillen, the spouse of our Chief Executive Officer, President and Director, for an aggregate value of $7,500, or $0.375 per share.

All of the above offerings and sales were deemed to be exempt under Section 4(2) and Regulation S of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons who are non-U.S. residents, and transfer was restricted by Hip Cuisine, Inc., in accordance with the requirements of the Securities Act of 1933.

On June 29, 2016, the Company issued 25,333 restricted common shares at $0.375 as partial deposit payment for a construction and design contract valued at $250,000 on the second restaurant location in Costa del Este, Panama which will start in May 2017.

On August 29, 2016, the Company issued 40,000 restricted common shares at $0.375 as partial payment for the acquisition of kitchen equipment and supplies.

On February 7, 2017, the Company issued 10,000 restricted common shares valued at $6,300 for the acquisition of a trademark from an unrelated party.

 In March 2017, the Company completed and closed a private offering exempt from registration pursuant to Rule 506(b) of Regulation D of 1,000,000 shares of the Company's common stock, par value $0.001, issued at $0.75 per share for cash proceeds of $750,000. No brokers or underwriters were utilized in this offering and no commissions were paid.

During the three months ended March 31, 2017, the Company issued 225,000 restricted common shares valued at $242,000 to consultants to assist in managing its locations and locating future expansion of future restaurants.

During the three months March 31, 2017, the Company issued 306,250 restricted common shares valued at $398,750 to repay certain notes payable assumed from the net assets acquisition. A loss on debt settlement of $266,250 was incurred related to the repayment of the notes payable.

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ITEM 16. Exhibits and Financial Statement Schedules

(a)	Exhibits:

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (incorporated by reference to our Registration Statement on Form S-1 filed on November 21, 2016).

3.2	Bylaws of Registrant (incorporated by reference to our Registration Statement on Form S-1 filed on November 21, 2016).

5.1	Legal Opinion and Consent of William D. O’Neal, Attorney at Law

10.1	Share Exchange Agreement dated September 30, 2014 (incorporated by reference to our Registration Statement on Form S-1 filed on November 21, 2016).

10.2	Asset Purchase Agreement (incorporated by reference to our Registration Statement on Form S-1 filed on November 21, 2016).

10.3	First Amendment to the Asset Purchase Agreement (incorporated by reference to our Current Report on Form 8-K filed on December 13, 2016).

23.1*	Consent of Pritchett, Siler & Hardy P.C.

99.1*	Audited financial statements of Rawkin Bliss, LLC.

101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

*Filed herewith

Undertakings

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(B) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(C) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(D) For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i) that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in Miami, Florida on  June 27 ,  2017.

Hip Cuisine, Inc.

By:	/s/ Natalia Lopera
Natalia Lopera
Chief Executive Officer, Principal Executive Officer

By:	/s/ Douglas W. Samuelson
Douglas W. Samuelson Chief Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Natalia Lopera	Chief Executive Officer	June 27 , 2017
Natalia Lopera	Title	Date

/s/ Natalia Lopera	Principal Executive Officer	June 27 , 2017
Natalia Lopera	Title	Date

/s/ Natalia Lopera	Director	June 27 , 2017
Natalia Lopera	Title	Date

/s/ Douglas W. Samuelson	Chief Financial Officer	June 27 , 2017
Douglas W. Samuelson	Title	Date

/s/ Douglas W. Samuelson	Principal Accounting Officer	June 27 , 2017
Douglas W. Samuelson	Title	Date

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